Filed Pursuant to Rule 424(b)(3)
Registration No. 333-157881
Registration No. 333-155595

17,000,000 Shares

Boise Inc.

Common Stock

This is a public offering of common stock of Boise Inc. All of the 17,000,000 shares of our common stock are being offered by the selling shareholders identified in this prospectus supplement. We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “BZ.” The last reported sale price of our common stock on the NYSE on November 17, 2009 was $5.09 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$4.8500	$82,450,000.00
Underwriting Discount	$0.2546	$4,328,200.00
Proceeds to Selling Shareholders (before expenses)	$4.5954	$78,121,800.00

Boise Cascade Holdings, L.L.C., one of the selling shareholders, has granted the underwriters a 30-day option to purchase up to an additional 2,550,000 shares on the same terms and conditions as set forth above if the underwriters sell more than 17,000,000 shares of common stock in this offering.

The underwriters expect to deliver the shares against payment on or about November 23, 2009.

Sole Bookrunner:	Co-Lead Manager:
Goldman, Sachs & Co.	Lazard Capital Markets

Co-Managers:
Wells Fargo Securities	Sterne Agee

Prospectus Supplement dated November 17, 2009

You should rely only on the information contained or incorporated by reference or provided in this prospectus supplement or the accompanying prospectuses. We, the selling shareholders and the underwriters have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, the selling shareholders and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference or any other offering material is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Prospectus Supplement

Prospectus dated February 12, 2009

Prospectus dated March 27, 2009

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectuses are part of registration statements that we filed with the SEC utilizing a “shelf” registration process. This document contains three parts. The first part consists of this prospectus supplement, which provides you with specific information about the shares of our common stock that the selling shareholders are selling in this offering and about the offering itself. The second and third parts, the accompanying prospectuses dated February 12, 2009 and March 27, 2009, provide more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectuses, you should rely on the information in this prospectus supplement.

Of the 17,000,000 shares of our common stock offered by this prospectus, 15,000,000 shares are being offered by Boise Cascade Holdings, L.L.C. pursuant to registration statement file number 333-155595 and 2,000,000 shares are being offered by the Jason G. Weiss Revocable Trust and the Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000 pursuant to registration statement file number 333-157881.

This prospectus supplement and the accompanying prospectuses include or incorporate by reference important information about us, our common stock and other information you should know before investing in our common stock. Before purchasing any shares of common stock, you should carefully read this prospectus supplement and the accompanying prospectuses, together with the additional information described under the heading “Where you can find more information” and “Incorporation by reference.”

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We, the selling shareholders and the underwriters have not authorized anyone to provide you with information different from that contained in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

The selling shareholders and the underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

S-ii

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement, the accompanying prospectuses and the other public filings incorporated by reference herein or therein constitute forward-looking statements. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends” and “continue” or similar words.

There may be events in the future that we are not able to accurately predict or over which we have little or no control. The following factors, among others, may cause actual results to differ materially from the expectations described by us in our forward-looking statements:

•	paper and packaging industry trends, including factors affecting supply and demand;

•	our continued ability to meet the requirements of our credit facilities and other indebtedness;

•	cost of raw materials and energy;

•	legislation or regulatory environments, requirements or changes affecting the businesses in which we are engaged;

•	our customer concentration;

•	labor and personnel relations;

•	successfully realizing the benefits of operational restructurings and capital investments;

•	changing interpretations of generally accepted accounting principles;

•	credit or currency risks affecting our revenue and profitability;

•	continued compliance with government regulations;

•	general economic conditions; and

•	those factors identified in “Risk factors” in this prospectus supplement and in the documents incorporated by reference herein.

You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement or the applicable document incorporated by reference herein.

All forward-looking statements included or incorporated by reference herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

MARKET AND INDUSTRY DATA

This prospectus supplement includes information with respect to market share and industry conditions, including the size of certain markets and our position and the position of our competitors within these markets, which are based upon internal estimates and various third-party sources, including RISI, Inc. (“RISI”). While we believe that such data is reliable, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying assumptions relied upon therein. Similarly, our internal research is based upon management’s understanding of industry conditions, and such information has not been verified by any independent sources. Accordingly, such data involve risks and uncertainties and are subject to change based on various factors, including those identified under the heading “Risk factors” in this prospectus supplement.

S-iii

NON-GAAP FINANCIAL MEASURES

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of “non-GAAP financial measures”, such as net income (loss) before interest (interest expense, interest income and change in fair value of interest rate derivatives), income tax provision (benefit) and depreciation, amortization and depletion (“EBITDA”). This measure is derived on the basis of methodologies other than in accordance with GAAP. SEC rules govern the manner in which non-GAAP financial measures are publicly presented and prohibit in all filings with the SEC, among other things:

•

exclusion of charges or liabilities that require, or will require, cash settlement or would have required cash settlement, absent an ability to settle in another manner, from a non-GAAP liquidity measure;

•

adjustment of a non-GAAP financial measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years; and

•	presentation of non-GAAP financial measures on the face of any pro forma financial information.

EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage. We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity. The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in fair value of interest rate derivatives, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. For a presentation of net income (loss) as calculated under GAAP and a reconciliation to EBITDA, see note 6 in “Summary—Summary historical condensed consolidated financial data.”

S-iv

SUMMARY

This summary contains a general summary of certain information contained in this prospectus supplement or the accompanying prospectuses. This summary is not complete and does not contain all of the information that is important to you. It is qualified in its entirety by the more detailed information that is included elsewhere in this prospectus supplement, the accompanying prospectuses and the other documents and the financial statements, including the notes thereto, that are part of the reports Boise Inc. files with the SEC and that are incorporated by reference in this prospectus supplement. You should carefully consider the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectuses, including the information set forth in the section entitled “Risk factors” beginning on page S-12 of this prospectus supplement. Except where otherwise indicated or the context otherwise requires, the words “we,” “us,” “our” and similar terms, as well as references to the “Company,” “Boise” or “Boise Inc.,” refer to Boise Inc. (formerly Aldabra 2 Acquisition Corp.) and all of its consolidated subsidiaries.

Company overview

On February 22, 2008, we completed the acquisition (the “Acquisition”) of Boise Paper Holdings and other assets and liabilities from Boise Cascade, L.L.C. (“Boise Cascade”) for $1,252.3 million in cash, $58.3 million in a subordinated promissory note and 37.9 million shares of our common stock. The business we acquired is referred to in this prospectus supplement as “Boise Paper Products” or the “Predecessor.”

We are a large, diverse U.S.-based manufacturer of packaging products and papers, including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint and market pulp. We own pulp and paper mill operations in the following locations: Jackson, Alabama; International Falls, Minnesota; St. Helens, Oregon; and Wallula, Washington, all of which manufacture uncoated freesheet paper. We also own a mill in DeRidder, Louisiana, which produces containerboard (linerboard) as well as newsprint. We also have a network of five corrugated container plants located in the Pacific Northwest, a corrugated sheet plant in Nevada and a corrugated sheet feeder plant in Texas. We are headquartered in Boise, Idaho and have approximately 4,100 employees. For the nine months ended September 30, 2009, we had sales of $1,487.9 million and net income of $98.1 million. See “—Summary historical condensed consolidated financial data.”

We operate our business in three reportable segments—Paper, Packaging and Corporate and Other (support services). We present information pertaining to each of our three segments in “Business” in this prospectus supplement.

Nine months ended September 30, 2009 sales, by reporting segment(1)

(1)	Excludes Corporate and Other sales and intersegment eliminations of $24.3 million.

Paper segment

Through our Paper segment, we manufacture and sell uncoated freesheet paper (including commodity and premium cut-size office papers); a range of packaging papers (including corrugating medium, label and release papers and flexible packaging papers); commodity and premium printing and converting papers (including commercial printing papers, envelope papers and form-related products); and market pulp.

Packaging segment

Through our Packaging segment, we manufacture and sell containerboard (linerboard) and corrugated containers and sheets as well as newsprint. In 2008, we consumed approximately 72% of our linerboard and medium production (including industry trades and the medium production from our Paper group) to make corrugated containers and sheets in this segment.

Company strengths

We believe our principal strengths include the following:

•

Leading provider of office papers and containerboard packaging. We believe we are the third largest uncoated freesheet manufacturer in North America and a leading manufacturer of packaging products. We operate to maximize our profitability by focusing our two largest uncoated freesheet paper manufacturing machines on cut-size commodity office paper while dedicating our smaller machines largely to the production of premium office papers and specialty packaging papers. We believe our uncoated freesheet market positions are aligned with end markets and niches that offer more favorable trends than the industry overall. We also believe our lower cost virgin linerboard mill, complemented by a strong regional corrugated box position, provides us competitive strength in the containerboard market. Our positioning in these markets has benefited from significant industry consolidation. According to RISI, the North American market share of the top three producers by capacity in the uncoated freesheet and linerboard industries has risen from 36% and 31%, respectively, in 1994, to 70% and 59%, respectively, in 2008. This consolidation has resulted in the divestiture of non-core manufacturing facilities and equipment. We believe the sharpened focus derived from these divestitures will benefit both the uncoated freesheet and containerboard markets, as the industry relies on generating returns on invested capital with fewer core assets.

•

Transformation has created a focused position in attractive markets with additional strategic optionality. Prior to 2005, our businesses were a small part of a larger diversified company, which derived only 16% of its revenue from paper and packaging products. Today, through acquisitions and targeted capital investments, and an ongoing commitment to cost reduction, supply chain efficiency and operational excellence, we have transformed into a strategically focused paper and packaging company with both the scale and flexibility to react to rapidly changing markets and customer needs. We believe this transformation has positioned us with an attractive growth platform for further growth in commodity and specialty packaging.

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Industry leading value proposition in office paper channel. We have a long-term supply relationship with OfficeMax Incorporated (“OfficeMax”), which is one of the largest and most efficient suppliers of office papers to large office environments through its contract stationer business. This relationship allows us to utilize our largest uncoated freesheet paper machines to produce cut-size office paper in long, high-volume production runs, increasing our capacity utilization and reducing our costs. In addition to improving the profitability of our production assets, our integrated supply chain with OfficeMax and other customers enables us to better align our sales and merchandising efforts with our customers so as to improve their profitability on our products. We operate a national distribution network that provides OfficeMax with industry leading inventory turns and exceptional on time delivery. This relationship is supported by a long-term agreement to supply OfficeMax with all of its North American requirements for cut-size office paper. Additionally, we offer a complete suite of premium cut-size office papers, and we believe we are the largest producer of recycled cut-size office papers, which is an important product offering to our customers whose consumers have become increasingly environmentally sensitive. We believe our value proposition will position us to continue to capture the operational benefits of stable demand and build and improve relationships with our customers.

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Cost competitive position with improved margins. The focus of our two largest uncoated freesheet paper machines is on the manufacture of commodity, cutsize office papers, where demand has proven more stable than other uncoated freesheet grades, such as printing and converting papers. The recent restructuring of our St. Helens mill, the increased integration in our packaging business, and the other operational and cost improvement programs we have undertaken have increased our cost-competitiveness and improved our operating margins.

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Strong growth potential as the market recovers. We expect to benefit from several industry trends, including permanent capacity reductions in uncoated freesheet and containerboard, stabilizing demand with growth in premium product areas and favorable pricing trends. In addition to these industry dynamics, we have taken actions that should further support our ability to capture this opportunity. We spent approximately $80 million in the aggregate in 2006 and 2007 to modify our uncoated freesheet paper machine at our Wallula, Washington mill, which historically produced a variety of commodity paper grades, to enable it to produce pressure sensitive (label and release) papers as well as commodity grades. We are continuing to fine tune our production processes at Wallula to reduce costs while maintaining or improving product quality. In 2008, we completed an investment of approximately $23 million for a new shoe press for our linerboard machine in DeRidder, Louisiana, increasing our annual capacity by approximately 36,000 to 50,000 tons, depending on grade mix, extending our product range capabilities and reducing our per ton energy usage rates. Additionally, we restructured our St. Helens, Oregon mill in the fourth quarter of 2008, discontinuing production of the least profitable uncoated freesheet papers, eliminating a significant number of products and the associated sales and marketing overhead, improving our system-wide product loading and reducing working capital and ongoing capital investment needs. We are also receiving benefits from pulp integration with the Wallula mill.

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Strong management team. Our management team benefits from strong global insight and domestic experience and combines outside perspective with industry expertise. Our management has led our transition from an asset-focused company to a market and customer-focused company. While our management has been able to increase profitability by cutting costs and making investments in projects with high return potential, management has also increased employee engagement and our commercial excellence, which continues to be an important part of the transformation process, driving productivity, cost savings and safety improvements. On average, our senior management team has over 20 years of experience in the industry.

Strategy

Our business strategy is to continue to align our capital investments and assets with end markets with favorable trends and to lower our costs to improve our overall financial performance and returns on capital.

Grow premium office papers and specialty packaging papers—We are increasing our presence in the premium office papers and specialty packaging papers markets, while simultaneously reducing our exposure to more mature and lower margin markets. Specialty packaging papers, such as label and release and flexible packaging, have not been as sensitive to electronic substitution, have greater customer focus on specifications and product quality and offer a price premium to other, more commodity-like uncoated freesheet grades. We have improved the Wallula #3 paper machine and structured our sales and marketing teams to profitably and organically grow our market share in these niche, less commodity-like markets. Sales volumes of premium office papers and specialty packaging papers grew 14% during 2008 compared with 2007.

Increase integration and explore strategic growth in containerboard—We operate our containerboard business to optimize cash flow through direct and indirect integration between our containerboard and converting operations, as we believe our system earns a higher return selling corrugated boxes to end customers, as opposed to selling containerboard to converters. We will continue to evaluate opportunities for strategic and organic growth. In the last three years, we purchased Central Texas Corrugated (“CTC”), a sheet feeder plant in Texas, for $43.8 million and a sheet plant in Sparks, Nevada for $0.8 million to further improve integration.

Increase energy self-sufficiency—We believe we can improve our energy self-sufficiency should natural gas and other fossil fuels increase in cost. We have identified a number of potentially high return projects to reduce energy consumption and utilize lower cost renewable sources. We expect to further evaluate and implement these projects if an appropriate return on capital can be achieved.

Pursue opportunities to enhance returns on newsprint paper machines—Newsprint currently represents approximately 5% of our total revenues, and our limited newsprint production has a low delivered cost to the southern U.S. markets. We have the ability to restart the currently idled DeRidder #2 machine to produce packaging grades when markets warrant, with a capital investment of approximately $25 million.

Industry

The markets in which we operate are large and highly competitive. Our products and services compete with similar products manufactured and distributed by others both domestically and globally. Many factors influence our competitive position in each of our operating segments, including price, service, quality, product selection, convenience of location and our manufacturing and overhead costs.

The North American uncoated freesheet market had 12.5 million tons of demand in 2008 and has four major manufacturers that account for approximately 68% of capacity, according to RISI and our estimates, as of August 31, 2009. We believe we are the third-largest producer of uncoated freesheet paper in North America. Our largest competitors include Domtar Corporation, International Paper Company and Georgia-Pacific LLC.

Major uncoated freesheet producers, including Boise, have responded to recent declines in demand by closing or significantly curtailing capacity to match lower demand. According to RISI, demand for uncoated freesheet in North America has declined by 1.0 million tons, or 16%, for the first half of 2009 compared to the same period in 2008, while prices of Standard Number 4 92 Brite Xerographic uncoated freesheet paper have increased by $5 per ton from $1,060 per ton in June 2008 to $1,065 per ton in June 2009. During this time period, our sales volumes of uncoated freesheet paper have declined by 17%, in large part due to our restructuring of our St. Helens, Oregon paper mill, and net sales prices for our uncoated freesheet paper have increased by 8%.

The North American containerboard (corrugating medium and linerboard) market had 31.6 million tons of demand in 2008 and has five major manufacturers that account for approximately 72% of capacity, according to RISI and our estimates, as of August 31, 2009. Our largest competitors include International Paper Company, Smurfit-Stone Container Corporation, Georgia-Pacific LLC, Temple-Inland, Inc. and Packaging Corporation of America. Our corrugated container operations in the Pacific Northwest have a leading regional market position and compete with several national and regional manufacturers. According to RISI, the containerboard industry serves a number of end markets, some of which have been impacted by negative real GDP growth in North America. Our corrugated product pricing has remained steady, as packaging demand in agriculture, food and beverage markets, which have historically been less correlated to broad economic activity, have remained relatively stable. These markets constitute over half of our packaging product end-use markets. According to RISI, demand for containerboard in North America has declined by 2.2 million tons, or 13%, for the first half of 2009 compared to the same period in 2008, while prices of eastern U.S. 42 lb. unbleached kraftliner have remained flat at $570 per ton. Through the first half of 2009, our sales volumes of corrugated boxes and sheets declined 8% while sales volumes of linerboard declined by 19%. During the same time period, net sales prices for corrugated boxes and sheets increased 7% while net sales prices for linerboard declined by 18%.

Recent developments

9% Senior Notes Offering

On October 26, 2009, Boise Paper Holdings, L.L.C. (“Boise Paper Holdings”) and Boise Finance Company, a new entity created to facilitate the debt issuance (“Boise Finance”), our indirect wholly owned subsidiaries (together, the “Issuers”), issued $300 million aggregate principal amount of 9% Senior Notes due 2017 (the “Notes”) through a private placement that was exempt from the registration requirements of the Securities Act. The Notes will mature on November 1, 2017, and bear an interest rate per annum of 9%, payable semiannually in arrears on May 1 and November 1, commencing on May 1, 2010.

The Notes were issued under an indenture, dated as of October 26, 2009 (the “Indenture”), among the Issuers, the Guarantors (as defined below), and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture contains covenants which, subject to certain exceptions, limit the ability of the Issuers, BZ Holdings (as defined below), and its restricted subsidiaries (as defined in the Indenture) to, among other things, incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates, and create liens on assets of the Issuers or Guarantors. Upon a change of control, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest. If the Issuers sell certain assets, and the Issuers do not use the proceeds from such sale for specified purposes, they must offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest.

The Issuers may redeem all or a portion of the Notes at any time on or after November 1, 2013, at a premium decreasing to zero by November 1, 2015, plus accrued and unpaid interest. In addition,

prior to November 1, 2012, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 109% of the principal amount thereof, with the net proceeds of one or more qualified equity offerings.

The Notes are the Issuers’ senior unsecured obligations and will rank equally with all of the Issuers’ present and future senior indebtedness, senior to all of the Issuers’ future subordinated indebtedness and effectively subordinated to all present and future senior secured indebtedness of the Issuers (including all borrowings with respect to the First Lien Credit Agreement (as defined below)) to the extent of the value of the assets securing such indebtedness.

The Notes are jointly and severally guaranteed by our subsidiary BZ Intermediate Holdings LLC (“BZ Holdings”), direct parent of Boise Paper Holdings and direct subsidiary of Boise, and all of the domestic majority-owned subsidiaries of BZ Holdings except for the Issuers (the “Guarantors”). The guarantees of the Notes are senior unsecured obligations of the Guarantors and will rank equally with all of the Guarantors’ present and future senior indebtedness, senior to all of the Guarantors’ future subordinated indebtedness and effectively subordinated to all present and future senior secured indebtedness (including all borrowings with respect to the First Lien Credit Agreement) to the extent of the value of the assets securing such indebtedness.

The Indenture contains customary events of default.

In connection with the issuance of the Notes, the Issuers and the Guarantors entered into the Registration Rights Agreement, dated as of October 26, 2009 (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to register under the Securities Act 9% Senior Notes due 2017 (the “Exchange Notes”) having substantially identical terms to the Notes and to complete an exchange of the privately placed Notes for the publicly registered Exchange Notes or, in certain circumstances, to file and keep effective a shelf registration statement for resale of the privately placed Notes. If the Issuers fail to satisfy these obligations in the time frame required, the Issuers will pay additional interest to holders of the Notes.

Credit Agreement Amendments

Following the sale of the Notes, the Issuers used the net proceeds of the sale, as well as cash on hand, to retire a portion of the existing term loan indebtedness under Boise Paper Holdings’ senior secured credit facilities pursuant to the previously announced amendments to its credit facilities (“Credit Agreement Amendments”). Pursuant to the Credit Agreement Amendments, which became effective on October 26, 2009, Boise Paper Holdings repaid $75 million of outstanding secured debt under its Credit and Guaranty Agreement among Boise Paper Holdings, BZ Holdings, certain subsidiaries of BZ Holdings, various lender parties, and Goldman Sachs Credit Partners L.P., as administrative agent (the “First Lien Credit Agreement”). In addition, pursuant to the Credit Agreement Amendments, Boise Paper Holdings used proceeds of the issuance to repurchase, in its entirety, the indebtedness outstanding under its Second Lien Credit and Guaranty Agreement among Boise Paper Holdings, BZ Holdings, certain subsidiaries, various lender parties, and Lehman Commercial Paper Inc., as administrative agent (the “Second Lien Credit Agreement”). In consideration of the repurchase of indebtedness under the Second Lien Credit Agreement, Boise Paper Holdings paid to the lender parties thereto 113% of the amount outstanding under the Second Lien Credit Agreement, plus accrued and unpaid interest. Upon the repurchase of all of the indebtedness outstanding under the Second Lien Credit Agreement by Boise Paper Holdings, such indebtedness was cancelled and the Second Lien Credit Agreement terminated.

Securities Purchase Agreement

On August 4, 2009, we entered into a Securities Purchase Agreement, which allowed us the option to repurchase our 15.75% subordinated promissory note or any portion thereof from the noteholder.

Pursuant to the Securities Purchase Agreement, on October 26, 2009, we used cash on hand to repurchase our outstanding unsecured subordinated promissory note, in its entirety. The Securities Purchase Agreement allowed us the option to purchase a portion or all of the promissory note in one or more transactions during the 181 days after the date of the Securities Purchase Agreement. Pursuant thereto, we purchased the sole promissory note outstanding at a purchase price of 70% of the outstanding value of the promissory note, plus accrued and unpaid interest. Following the purchase of the promissory note, the note was cancelled.

In connection with the repurchase of our second lien term loan and promissory note, we anticipate recognizing a loss on the extinguishment of debt in our fourth quarter 2009 operations of approximately $44 million.

Boise Inc. is incorporated in Delaware, and the address of our principal executive office is 1111 West Jefferson Street, Suite 200, Boise, Idaho 83702-5388. Our telephone number is (208) 384-7000. Our Internet address is www.boiseinc.com. Information found on our Web site is not incorporated into or otherwise part of this prospectus supplement.

THE OFFERING

Common stock offered by the selling shareholders	17,000,000 shares

Common stock to be outstanding immediately after this offering	84,434,691 shares*

Selling shareholders	Boise Cascade Holdings, L.L.C. (“Boise Cascade Holdings”). Boise Cascade Holdings, which is controlled by an investment fund managed by Madison Dearborn Partners, LLC (“MDP”), is our largest shareholder and currently owns approximately 35.9 million shares or 42.5% of our common stock.

Jason G. Weiss Revocable Trust. Jason G. Weiss serves as a trustee and is a beneficiary of the Jason G. Weiss Revocable Trust. Mr. Weiss has served as a director of our Company since its inception and serves as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement. He served as Aldabra 2 Acquisition Corp.’s chief executive officer and secretary.

Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000. The children of Mr. Weiss are the beneficiaries of the Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000.

Underwriters’ option	Up to 2,550,000 shares to be offered by Boise Cascade Holdings if the underwriters sell more than 17,000,000 shares of common stock in this offering.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock by the selling shareholders in this offering. Please see the section entitled “Use of Proceeds.”

NYSE symbol	Our common stock is listed on the NYSE under the trading symbol “BZ.”

*	The number of shares of common stock to be outstanding immediately after this offering is based on the number of shares outstanding at November 17, 2009. This figure does not include the 1,689,791 shares underlying outstanding restricted stock units. This figure also does not include 44,400,000 shares issuable upon exercise of outstanding warrants with an exercise price of $7.50 per share.

Risk Factors

In considering whether to purchase our common stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectuses. In particular, you should consider the section entitled “Risk Factors”

beginning on page S-12 of this prospectus supplement as well as the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and September 30, 2009, which are incorporated by reference in this prospectus supplement.

SUMMARY HISTORICAL CONDENSED CONSOLIDATED FINANCIAL DATA

The following table sets forth summary historical condensed consolidated financial data for Boise Inc. and our Predecessor operations for the periods ended and as of the dates indicated below. We have derived the historical condensed consolidated financial data of the Predecessor as of December 31, 2007 and for the years ended December 31, 2006 and December 31, 2007 and the period from January 1, 2008 through February 21, 2008 from the Predecessor’s audited consolidated financial statements incorporated by reference in this prospectus supplement. We have derived the historical condensed consolidated financial data of the Predecessor as of December 31, 2006 from the Predecessor’s audited consolidated financial statements not incorporated by reference in this prospectus supplement. We have derived the historical condensed consolidated financial data of Boise Inc. as of December 31, 2007 and December 31, 2008 and for the period from February 1, 2007 (Inception) through December 31, 2007 and the year ended December 31, 2008 from our audited consolidated financial statements incorporated by reference in this prospectus supplement. We have derived the historical condensed consolidated financial data as of September 30, 2009 and for the nine months ended September 30, 2008 and September 30, 2009 from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. We have derived the historical condensed consolidated financial data as of September 30, 2008 from our unaudited consolidated financial statements not incorporated by reference in this prospectus supplement. In the opinion of management, the unaudited financial data appearing below reflect all adjustments, consisting only of normal and recurring adjustments, necessary for a fair presentation of the results as of and for those periods. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The following summary historical consolidated financial data should be read in conjunction with Management’s discussion and analysis of financial condition and results of operations and the consolidated financial statements and the accompanying notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, each of which is incorporated by reference herein.

	Predecessor			Boise Inc.
(Dollars in thousands)	Year Ended December 31, 2006	Year Ended December 31, 2007	January 1 Through February 21, 2008	February 1 (Inception) Through December 31, 2007	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
Statements of income (loss) data:
Net sales	$2,221,957	$2,332,603	$359,920	$—	$2,070,632	$1,479,513	$1,487,917
Costs and expenses (1)	2,128,138	2,172,126	336,784	334	2,030,778	1,451,074	1,276,428

Income (loss) from operations	93,819	160,477	23,136	(334)	39,854	28,439	211,489
Interest expense (2)	—	—	(2)	(6)	(91,220)	(65,064)	(64,979)
Other, net (3)	483	1,881	215	10,422	(2,929)	845	2,971

Income (loss) before income taxes	94,302	162,358	23,349	10,082	(54,295)	(35,780)	149,481
Income tax (provision) benefit (4)	(1,381)	(2,767)	(563)	(4,590)	8,772	5,742	(51,359)

Net income (loss)	$92,921	$159,591	$22,786	$5,492	$(45,523)	$(30,038)	$98,122

Other financial data:
Depreciation, amortization and depletion (5)	$116,398	$84,649	$477	$—	$109,988	$76,862	$97,780
Capital expenditures	109,073	141,801	10,168	—	90,597	58,928	53,562
EBITDA (6)	210,131	246,310	23,667	(334)	145,146	103,790	311,345
Balance sheet data (at end of period):
Cash and cash equivalents	$7	$8		$186	$22,518	$27,128	$237,604
Short-term investments	—	—		—	—	—	10,010
Working capital (7)	330,585	310,518		389,604	327,065	343,223	458,331
Property, net	1,144,537	1,210,187		—	1,277,461	1,300,663	1,235,967
Total assets	1,758,829	1,845,712		407,612	1,988,286	2,063,903	2,081,359
Long-term debt	—	—		—	1,037,450	1,045,200	954,752
Notes payable	—	—		—	66,606	64,083	74,788
Total capital or Stockholders’ equity	$1,481,232	$1,559,779		$233,137	$449,446	$549,630	$550,245

(1)	Costs and expenses for the Predecessor periods presented include accounts specifically attributed to the acquired businesses and a portion of Boise Cascade’s shared corporate general and administrative expenses. These shared services include, but are not limited to, finance, accounting, legal, information technology and human resource functions. Some corporate costs related solely to the Predecessor and were allocated totally to these operations. Shared corporate general and administrative expenses not specifically identifiable to the acquired businesses were allocated primarily based on average sales, assets and labor costs.
Costs and expenses for the year ended December 31, 2006, included a $3.7 million gain for changes in retiree healthcare programs, $2.8 million of expense for special project costs, $2.4 million of expense related to write-downs associated with the sale of the Vancouver, Washington mill and $18.1 million of expense related to the impact of energy hedges.
Costs and expenses for the year ended December 31, 2007, included a $4.4 million gain for changes in retiree healthcare programs, $4.0 million of expense related to the start-up of the reconfigured paper machine at the Wallula, Washington mill, $41.8 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale and $8.7 million of expenses related to the impact of energy hedges.
Costs and expenses for the year ended December 31, 2008, included $37.6 million of expense associated with the restructuring of the St. Helens, Oregon mill, $7.4 million of expense related to the impact of energy hedges, and a $2.9 million gain on changes in supplemental pension plans.

Costs and expenses for the nine months ended September 30, 2008, and the year ended December 31, 2008, included $10.2 million of expense related to inventory purchase accounting adjustments, $19.8 million of expense related to the outage at the DeRidder, Louisiana mill, and $5.5 million of expense related to lost production and costs incurred as a result of Hurricanes Gustav and Ike.
Costs and expenses for the nine months ended September 30, 2008, included $7.5 million of expense related to the impact of energy hedges.
Costs and expenses for the nine months ended September 30, 2009, included $2.9 million of expense related to the indefinite idling of our D-2 newsprint machine at our mill in DeRidder, Louisiana, $4.9 million of income related to the impact of energy hedges and $6.2 million of expense associated with the restructuring of the St. Helens mill.
(2)	Interest expense for the Predecessor periods presented does not include an allocation of Boise Cascade’s debt, interest and deferred financing costs, because none of these items were specifically identified as corporate advances to, or borrowings by, the Predecessor. Because debt and interest costs are not allocated to the Predecessor, the effects of interest rate swaps are not included in the financial information of the Predecessor.
(3)	Other, net includes the impact of foreign exchange gain (loss), interest income and changes in the fair value of interest rate derivatives.
(4)	Income tax (provision) benefit during the Predecessor periods presented was calculated as if the Predecessor were a separate taxable entity. For the period of January 1 through February 21, 2008, and the years ended December 31, 2007 and 2006, the majority of the businesses and assets of the Predecessor were held and operated by limited liability companies, which are not subject to entity-level federal or state income taxation. In addition to the businesses and assets held and operated by limited liability companies, the Predecessor had taxable corporations subject to federal, state and local income taxes for which taxes were recorded.
(5)	Depreciation, amortization and depletion for the year ended December 31, 2007 had approximately $41.8 million lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale.
(6)	EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate derivatives), income tax provision (benefit), and depreciation, amortization, and depletion. EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments. We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies with substantial financial leverage.
We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments. EBITDA, however, is not a measure of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in fair value of interest rate derivatives, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion, which represent significant and unavoidable operating costs, given the level of our indebtedness and the capital expenditures needed to maintain our businesses. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

The following is a reconciliation of net income (loss) to EBITDA:

(Dollars in thousands)	Predecessor			Boise Inc.
	Year Ended December 31, 2006	Year Ended December 31, 2007	January 1 Through February 21, 2008	February 1 (Inception) Through December 31, 2007	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
Net income (loss)	$92,921	$159,591	$22,786	$5,492	$(45,523)	$(30,038)	$98,122
Change in fair value of interest rate derivatives	—	—	—	—	479	(204)	(620)
Interest expense	—	—	2	6	91,220	65,064	64,979
Interest income	(569)	(697)	(161)	(10,422)	(2,246)	(2,152)	(275)
Income tax provision (benefit)	1,381	2,767	563	4,590	(8,772)	(5,742)	51,359
Depreciation, amortization and depletion	116,398	84,649	477	—	109,988	76,862	97,780

EBITDA	$210,131	$246,310	$23,667	$(334)	$145,146	$103,790	$311,345

(7)	Working capital is defined as total current assets minus total current liabilities.

RISK FACTORS

In considering whether to purchase our common stock, you should carefully consider all of the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectuses. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and in our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and September 30, 2009, which are incorporated by reference in this prospectus supplement, as well as the following additional risks described below:

Risks associated with purchasing common stock in this offering

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock has fluctuated in the past and may fluctuate in the future significantly as a result of many factors, including:

•	investors’ perceptions of our prospects;

•	investors’ perceptions of the prospects of the paper and packaging industry;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analysts’ recommendations or projections;

•	fluctuations in quarterly operating results;

•	announcements by us of significant acquisitions, strategic partnerships or divestitures;

•	changes or trends in our industry, including price volatility, trading volumes, competitive or regulatory changes;

•	adverse resolution of new or pending litigation against us;

•	additions or departures of key personnel;

•	changes in general economic conditions; and

•	broad market fluctuations.

In particular, announcements of potentially adverse developments, such as proposed regulatory changes, new government investigations or the commencement or threat of litigation against us, as well as announced changes in our business plans could adversely affect the trading price of our stock, regardless of the likely outcome of those developments. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the offering price.

Common stock issued pursuant to subsequent offerings or eligible for future issuance or sale may cause the common stock price to decline, which may negatively impact your investment.

We may issue substantial additional shares of common stock or other securities in connection with acquisition transactions or for other purposes, to the extent permitted by our credit facilities. Any such acquisition could be material to us and could significantly increase the size and scope of our business. Issuances or sales of substantial amounts of additional common stock or the perception that such issuances or sales could occur, may cause prevailing market prices for our common stock to decline and could result in dilution to our shareholders.

We have a large number of outstanding warrants, the exercise of which could dilute the interests of existing stockholders and adversely affect the market price of our common stock.

We currently have a total of 44,400,000 outstanding warrants to purchase our common stock at an exercise price of $7.50 per common share, all of which are exercisable until June 18, 2011. The exercise of a substantial number of the warrants could have an adverse effect on the market price of our common stock, and could result in dilution of the interests of the other holders of our common stock.

Our stock ownership is highly concentrated, and as a result, Boise Cascade Holdings may influence our affairs significantly.

At the time of the Acquisition, Boise Cascade Holdings owned approximately 49% of our common stock and continued to own approximately 42.5% at September 30, 2009. Upon consummation of the sale of common stock offered by this prospectus supplement, Boise Cascade Holdings will own approximately 24.7% of our common stock (21.7% if the underwriters’ overallotment option is exercised and sold). As a result, Boise Cascade Holdings will continue to have significant representation on our board of directors and will have the voting power to significantly influence our policies, business, and affairs and will also have the ability to influence the outcome of any corporate transaction or other matter, including mergers, consolidations, and the sale of all or substantially all of our assets. This concentration in control may have the effect of delaying, deterring, or preventing a change of control that otherwise could result in a premium in the price of our common stock.

In addition, as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement dated February 22, 2008, entered into by and among us, Boise Cascade and other stockholders named therein (the Investor Rights Agreement) in connection with the Acquisition) control 33% or more of our common stock issued to Boise Cascade at the closing, we will be subject to restrictions on our business activities pursuant to the terms of the Investor Rights Agreement. More specifically, for so long as the 33% ownership threshold is met or exceeded, the Investor Rights Agreement will restrict us from conducting specified activities or taking specified actions without the affirmative written consent of the holders of a majority of the Boise Registrable Securities then outstanding. The restricted activities include, without limitation, making distributions on our equity securities; redemptions, purchases, or acquisitions of our equity securities; issuances or sales of equity securities or securities exchangeable or convertible for equity securities; issuing debt or convertible/exchangeable debt securities; making loans, advances or guarantees; mergers and/or acquisitions; asset sales; liquidations; recapitalizations; nonordinary business activities; making changes to our organizational documents; making changes to arrangements with our officers, directors, employees, and other related persons; incurrence of indebtedness for borrowed money or capital leases above specified thresholds; and consummating the sale of the Company. Additionally, pursuant to affirmative covenants under the Investor Rights Agreement (and subject to the same 33% ownership threshold), unless the holders of a majority of the Boise Registrable Securities then outstanding have otherwise consented in writing, we are required to perform specified activities, including, without limitation, preservation of our corporate existence and material licenses, authorizations and permits necessary to the conduct of our business, maintenance of our material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage, and maintenance of proper books of record and account.

Non-U.S. holders may be subject to U.S. income tax with respect to gain on disposition of their common stock.

If we are or have been a U.S. real property holding corporation (“USRPHC”) at any time within the shorter of the five-year period preceding a disposition of common stock by a non-U.S. holder or such holder’s holding period of the stock disposed of, such non-U.S. holder may be subject to United States federal income tax with respect to gain on such disposition. We believe we are not currently a USRPHC and we do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. For more information, see “Material United States Federal Income Tax Consequences to Non-U.S. Holders of Our Common Stock.”

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus supplement are being sold by the selling shareholders. We will not receive any proceeds from the sale of shares by the selling shareholders.

SELLING SHAREHOLDERS

The selling shareholders are offering and selling the shares of common stock set forth in the table below pursuant to this prospectus supplement. The table sets forth, as of the date of this prospectus supplement, the number of shares of common stock that the selling shareholders may offer under this prospectus supplement.

	Shares Beneficially Owned Prior to this Offering		Shares Offered in this Offering(5)	Shares Beneficially Owned after this Offering
Name of Selling Shareholder	Number	Percent(4)		Number(5)	Percent(4)
Boise Cascade Holdings, L.L.C.(1)	35,861,910	42.5	15,000,000	20,861,910	24.7
Jason G. Weiss Revocable Trust(2)	3,392,366	4.0	666,667	2,725,699	3.2
Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000(3)	2,824,066	3.3	1,333,333	1,490,733	1.8

(1)	Boise Cascade Holdings is controlled by Forest Products Holdings, L.L.C. (“FPH”), which is controlled by Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”). Madison Dearborn Partners IV, L.P. (“MDP IV”) is the general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares beneficially owned by MDCP IV. Each of MDCP IV and MDP IV and the members of the limited partner committee of MDP IV disclaims beneficial ownership of shares held by FPH, except to the extent of its or his respective pecuniary interests therein. The address for FPH is c/o Boise Cascade Holdings, 1111 West Jefferson Street, Suite 300, Boise, Idaho 83702-5389. The address for MDCP IV and MDP IV is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, 70

West Madison Street, Chicago, Illinois 60602.

(2)	The 3,392,366 shares beneficially owned by the Jason G. Weiss Revocable Trust consist of (i) 1,892,366 outstanding shares of our common stock; and (ii) 1,500,000 shares of our common stock issuable upon the exercise of the insider warrants beneficially owned by the Jason G. Weiss Revocable Trust. Jason G. Weiss serves as a trustee and is a beneficiary of the Jason G. Weiss Revocable Trust. Mr. Weiss has served as a director of our Company since its inception and serves as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement. He had been Aldabra 2 Acquisition Corp.’s chief executive officer and secretary. Mr. Weiss also holds 268,658 shares directly. These shares represent Mr. Weiss’ 2008 and 2009 restricted stock awards for serving as a director of the Company. These shares are not included in this offering.
(3)	The children of Mr. Weiss are the beneficiaries of the Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000.
(4)	Calculated based on Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, using 84,434,691 shares of common stock outstanding as of November 17, 2009.
(5)	In the event that the underwriters exercise the underwriters’ overallotment option, then up to an additional 2,550,000 shares may be sold by Boise Cascade Holdings.

PRICE RANGE OF COMMON STOCK

Since February 22, 2008, our common stock has been listed for trading on the New York Stock Exchange under the trading symbol “BZ.” From June 29, 2007 through February 21, 2008, Aldabra 2 Acquisition Corp.’s common stock was traded on the American Stock Exchange (“AMEX”) under the symbol “AII.” The last reported sale price for our common stock on the NYSE on November 17, 2009 was $5.09 share. To our knowledge, at November 17, 2009, there were 84,434,691 shares of our common stock outstanding (including the shares held by Boise Cascade Holdings) held by 17 shareholders of record. The following table sets forth, for the periods indicated, the high and low closing sales prices per share of our common stock as reported on the New York Stock Exchange, and prior to the Acquisition, the AMEX:

	Price range
	High	Low
2007
Second quarter(1)	$9.15	$9.15
Third quarter	$9.30	$8.98
Fourth quarter	$9.87	$9.21
2008
First quarter (January 1 through February 21, 2008)	$9.70	$8.39
First quarter (February 22 through March 31, 2008)	$8.50	$6.19
Second quarter	$6.73	$3.58
Third quarter	$4.20	$1.56
Fourth quarter	$1.45	$0.29
2009
First quarter	$0.75	$0.24
Second quarter	$2.47	$0.51
Third quarter	$5.40	$1.41
Fourth quarter (through November 17, 2009)	$6.29	$4.71

(1)	Our common stock commenced trading on June 29, 2007.

We have not declared or paid any cash or stock dividends during 2009. Our ability to pay dividends is restricted by our senior secured facilities as well as Delaware law and state regulatory authorities. Under Delaware law, our board of directors may not authorize payment of a dividend unless it is either paid out of our capital surplus, as calculated in accordance with the Delaware General Corporation Law, or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. To the extent we do not have adequate surplus or net profits, we will be prohibited from paying dividends.

CAPITALIZATION

The following table sets forth Boise’s consolidated cash and capitalization as of September 30, 2009, on an actual basis and as adjusted to give effect to the debt restructuring as if it had occurred on such date.

	As of September 30, 2009
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents and short-term investments	$247,614	$108,318

Debt (including current portion):
Revolving credit facility, due 2013(1)	$—	—
Tranche A term loan, due 2013	237,500	206,875
Tranche B term loan, due 2014	456,552	412,177
Second lien term loan, due 2015	260,700	—
15.75% subordinated promissory note due 2015	74,788	—
9% Senior Notes due 2017	—	300,000

Total debt	1,029,540	919,052
Total stockholders’ equity(2)	550,245	524,075

Total capitalization	$1,579,785	$1,443,127

(1)	As of September 30, 2009, we had $225.8 million of unused borrowing capacity under the Revolving Credit Facility, net of $24.2 million of letters of credit outstanding.
(2)	Stockholders’ equity as adjusted reflects, on a tax adjusted basis, a net loss on the repurchase of the subordinated promissory note and the repayment of the second lien term loan, the write-off of unamortized, previously-deferred financing fees and expenses related to the second lien term loan and estimated fees and expenses, adjusted for taxes.

BUSINESS

Company overview

We are a large, diverse U.S.-based manufacturer of packaging products and papers, including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint and market pulp. We own pulp and paper mill operations in the following locations: Jackson, Alabama; International Falls, Minnesota; St. Helens, Oregon; and Wallula, Washington, all of which manufacture uncoated freesheet paper. We also own a mill in DeRidder, Louisiana, which produces containerboard (linerboard) as well as newsprint. We also have a network of five corrugated container plants located in the Pacific Northwest, a corrugated sheet plant in Nevada and a corrugated sheet feeder plant in Texas. We are headquartered in Boise, Idaho and have approximately 4,100 employees. For the nine months ended September 30, 2009, we had sales of $1,487.9 million. See “Summary—Summary historical condensed consolidated financial data.”

We operate our business in three reportable segments—Paper, Packaging and Corporate and Other (support services).

Nine months ended September 30, 2009 sales, by reporting segment(1)

(1)	Excludes Corporate and Other sales and intersegment eliminations of $24.3 million.

On February 22, 2008, we completed the Acquisition of Boise Paper Holdings, and other assets and liabilities from Boise Cascade for $1,252.3 million in cash, $58.3 million in a subordinated promissory note and 37.9 million shares of our common stock. See Note 2, Acquisition of Boise Cascade’s Paper and Packaging Operations, in our September 30, 2009 Form 10-Q and Note 3, Acquisition of Boise Cascade’s Paper and Packaging Operations, of the Notes to Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data” in our 2008 Annual Report on Form 10-K for information related to the Acquisition.

Corporate structure

The following chart summarizes our corporate structure:

See Note 14, Debt, in our September 30, 2009 Form 10-Q for information related to our debt issuance and restructuring.

Paper

Products

We manufacture and sell uncoated freesheet paper (including commodity and premium cut-size office papers); a range of packaging papers (including corrugating medium, label and release papers and flexible packaging papers); commodity and premium printing and converting papers (including commercial printing papers, envelope papers and form-related products); and market pulp. We operate to maximize our profitability by focusing our two largest uncoated freesheet paper manufacturing machines on cut-size commodity office paper while dedicating as much production as possible on our smaller machines to premium office papers and specialty packaging papers for a variety of markets and end uses. We believe that our uncoated freesheet market positions are aligned with end markets and niches that offer more favorable trends than the industry overall.

Our annual Paper segment production capacity was approximately 1.5 million short tons (a short ton is equal to 2,000 pounds) for the year ending December 31, 2008, and approximately 1.9 million short tons for all other years presented. Many of our paper products are commodity products, while others have specialized features that make these products premium or specialty grades. Our premium office paper grades include 100% recycled, high-bright and colored cut-size office papers, and our specialty grades include custom-developed papers for such uses as label and release and flexible food packaging. We produce commodity-grade paper products primarily on our larger paper machines in long, high-volume production runs that achieve economies of scale. On our smaller paper machines, we manufacture premium and specialty grades, which tend to require shorter production runs, generate higher and more stable prices and have higher margins over time. We ship to customers both directly from our mills and through distribution centers. In 2008, we were the third-largest manufacturer of uncoated freesheet in North America, with annual uncoated freesheet production capacity of approximately 1.3 million short tons. During the combined year ended December 31, 2008, uncoated freesheet accounted for approximately 92% of segment sales.

In November 2008, we announced the restructuring of our mill in St. Helens, Oregon, permanently closing the pulp mill and two of our three paper machines at that facility. This reduced annual paper production capacity at the St. Helens mill by approximately 200,000 tons and market pulp capacity at the St. Helens and Wallula mills by a total of approximately 138,000 tons.

The following table sets forth the capacity and production by product for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Thousands of short tons)	2006	2007

Capacity(1)
Uncoated freesheet	1,547	1,484		1,300	1,127	939
Containerboard (medium)	134	138		136	102	102
Market pulp	224	229		86	64	149

	1,905	1,851		1,522	1,293	1,190

Production(2)
Uncoated freesheet	1,520	1,458	208	1,204	1,085	896
Containerboard (medium)	132	134	19	118	104	95
Market pulp	187	221	31	187	170	120

	1,839	1,813	258	1,509	1,359	1,111

(1)	Capacity numbers shown for the nine months ended September 30, 2009 and 2008 and the year ended December 31, 2008, reflect the annual capacity as of those dates and include the impact of the November 2008 St. Helens, Oregon mill restructuring. The St. Helens mill restructuring reduced annual paper production capacity by approximately 200,000 tons and market pulp capacity at the St. Helens and Wallula, Washington mills by approximately 138,000 tons. The remaining capacity numbers shown are as of December 31 for the year presented. Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance and capital improvements. Accordingly, production can exceed calculated capacity under some operating conditions.
(2)	The year ended December 31, 2008, represents operations from the date of the Acquisition, February 22, 2008, through December 31, 2008.

Our strategy is to increase our presence in the label and release, flexible packaging and office paper markets, while reducing our exposure to more mature printing and converting markets. In our Paper segment, sales volumes of label and release, flexible packaging and premium office grades grew 14% during the combined year ended December 31, 2008, compared with 2007. We have made investments in our Wallula #3 paper machine and sales and marketing teams to profitably and organically grow our market share in these niche, less commodity-like markets. We spent approximately $80 million in the aggregate in 2006 and 2007 to modify the Wallula #3 paper machine, which historically produced a variety of commodity paper grades, to enable it to produce pressure sensitive (label and release) papers as well as commodity grades. We are continuing to fine tune our production processes at Wallula to improve product quality and reduce expenses.

Many traditional paper markets have declined as electronic document transmission and storage alternatives have developed. These declines have varied by specific products. For example, the use of business forms has declined significantly, while cut-size office paper consumption has declined more modestly over the past several years as increased printer placements in home and manufacturing environments have offset reductions in office consumption. Some paper markets, such as label and release papers and flexible packaging papers, are not as sensitive to electronic substitution.

The following table sets forth segment sales; segment income (loss) before interest and taxes; depreciation, amortization and depletion; and EBITDA for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Dollars in millions)	2006	2007
Sales	$1,494.7	$1,596.2	$253.5	$1,403.7	$1,014.1	$1,074.4
Segment income (loss) before interest and taxes	63.3	133.5	20.7	32.7	45.0	187.6
Depreciation, amortization and depletion(1)	62.3	45.0	0.3	71.7	50.1	63.6

EBITDA(2)	$125.6	$178.5	$21.1	$104.3	$95.1	$251.2

(1)	The year ended December 31, 2007, included approximately $21.7 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale.
(2)	Segment EBITDA is calculated as segment income (loss) before interest (interest income, interest expense and change in fair value of interest rate derivatives) and income tax provision (benefit), and depreciation, amortization and depletion. See “Summary—Summary historical condensed consolidated financial data” appearing elsewhere in this prospectus supplement for a description of our reasons for using EBITDA, for a discussion of the limitations of such a measure and for a reconciliation of our EBITDA to consolidated net income (loss).

We also manufacture and sell market pulp. In 2008, the quantity of market pulp we sold was approximately equal to the market pulp we purchased across our operating segments; therefore, any changes in the price for and cost of pulp generally tended to offset one another. However, with the November 2008 closure of the St. Helens pulp mill, we are now a net consumer of pulp, purchasing approximately 100,000 tons annually more pulp on the open market than we produce and sell. Additionally, we have approximately 136,000 short tons of containerboard (medium) production capacity and we primarily sell this containerboard production to our Packaging division for the conversion into corrugated boxes.

Facilities

We manufacture our uncoated freesheet paper at four mills in the United States. After considering the effect of the St. Helens mill restructuring, these mills had an annual capacity of 1.3 million short tons of uncoated freesheet as of December 31, 2008. Our uncoated freesheet paper mills are supported by converting machines that, on a net basis, can produce approximately 0.9 million short tons of cut-size sheets annually.

The following table sets forth the annual capacities of manufacturing locations in our Paper segment as of December 31, 2008, and production for the combined year then ended:

(Thousands of short tons)	Number of Machines	Current Capacity (1)	2008 Production
Pulp and paper mills
Jackson, Alabama Uncoated freesheet	2	492	470
International Falls, Minnesota Uncoated freesheet	4	528	505
St. Helens, Oregon(2) Uncoated freesheet	1	68	253
Market pulp	—	—	88
Wallula, Washington Uncoated freesheet	1	212	184
Market pulp(2)	1	86	130
Containerboard (medium)	1	136	137

	10	1,522	1,767

Annual capacity by product
Uncoated freesheet		1,300
Containerboard (medium)		136
Market pulp		86

		1,522

(1)	Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance and capital improvements. Accordingly, production can exceed capacity under some operating conditions.
(2)	In November 2008, we announced the restructuring of our paper mill in St. Helens, Oregon. This reduces our annual paper production capacity by approximately 200,000 tons and market pulp capacity by 88,000 tons. An additional 50,000 tons of market pulp capacity will be reduced at our Wallula mill due to the restructuring. The reduction in capacity related to the restructuring is reflected in the table above.

Raw materials and input costs

Wood fiber is our principal raw material in this segment. The primary sources of logs and wood fiber are timber and byproducts of timber, such as wood chips, wood shavings and sawdust. Most of our manufacturing facilities are located in close proximity to active wood markets. We have long-term market-based contracts for a portion of our fiber needs. We obtain some of our wood residuals from Boise Cascade’s sawmills and wood product facilities in the Pacific Northwest and, to a lesser extent, in the South, and the remainder of the wood residuals are purchased from other outside sources. Because of the decline in the housing and construction markets, a significant number of building products manufacturers have curtailed or closed their facilities. These curtailments and closures affect the availability and price of wood fiber, particularly in the Pacific Northwest. As a result, we have increased our ability to manufacture wood chips from whole logs, which we purchase from third parties.

All of our paper mills, except St. Helens, have on-site pulp production facilities. Some of our paper mills also purchase pulp from third parties pursuant to contractual arrangements. We negotiate these arrangements periodically, and terms can fluctuate based on prevailing pulp market conditions, including pricing and supply dynamics.

We generally purchase raw materials through contracts or open-market purchases. Our contracts are generally with suppliers located in closest proximity to the specific facility they supply, and they generally contain price adjustment mechanisms to account for market price and expense volatility.

Our Paper segment consumes substantial amounts of energy, such as electricity, natural gas and a modest amount of fuel oil. During the combined year ended December 31, 2008, energy costs accounted for approximately 16% of the aggregate amount of materials, labor and other operating expenses in this segment. We purchase substantial portions of our natural gas and electricity under supply contracts, most of which are between a specific plant and a specific local provider. Under most of these contracts, the providers are bound to provide us with all of our needs for a particular type of energy at a specific facility. Most of these contracts have pricing mechanisms that adjust or set prices based on current market prices. In addition, we use derivative instruments such as three-way collars, natural gas caps, call spreads and swaps, or a combination of these instruments, to mitigate price risk for our energy requirements. We also have been increasing our use of renewable biomass fuels to displace fossil fuels. Some of this shift has required capital investment to convert power boilers for handling biomass fuels.

Should natural gas and other fossil fuels increase in cost, we have identified a number of potentially high return projects to reduce energy consumption and utilize lower cost renewable sources. We expect to further evaluate and implement these projects if an appropriate return on capital can be achieved.

We consume a significant amount of chemicals in the production of paper. Important chemicals we use include starch, sodium chlorate, caustic, precipitated calcium carbonate, dyestuffs and optical brighteners. During the combined year ended December 31, 2008, chemical costs accounted for approximately 15% of the aggregate amount of materials, labor and other operating expenses in this segment. Many of our chemicals are purchased under long-term contracts, which provide more stability than open-market purchases. However, many of these contracts are renegotiated at the end of each year at prevailing rates. Higher prevailing rates may result in increases to overall chemical costs.

Sales, marketing and distribution

Our uncoated freesheet is sold primarily by our own sales personnel. We ship to customers both directly from our mills and through distribution centers. This allows us to respond quickly to customer requirements.

The following table sets forth sales volumes of paper and paper products for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Thousands of short tons)	2006	2007

Commodity	999	995	164	768	554	635
Premium and specialty	498	480	72	432	314	308
Uncoated freesheet	1,497	1,475	236	1,200	868	943
Containerboard (medium)	132	134	19	118	85	95
Market pulp	112	145	20	102	86	37

	1,741	1,754	275	1,420	1,039	1,075

Customers

Our largest customer in this segment is OfficeMax. During the combined year ended December 31, 2008, sales to OfficeMax accounted for $584.7 million of Paper segment sales. Sales to OfficeMax constitute 39% of total uncoated freesheet sales volume and 70% of our office papers sales volume. In October 2004, OfficeMax agreed to purchase from our Predecessor its full North American requirements for cut-size office paper, to the extent Boise chooses to supply such paper to them, through December 2012. OfficeMax’s purchase obligations under the agreement will phase out over a four-year period (25% per year) beginning one year after the delivery of notice of termination, but in no event will the purchase obligation be reduced prior to December 31, 2012. The price for paper sold under this supply agreement approximates market prices. However, due to the structure of the contract, price changes to OfficeMax lag the market by approximately 60 days.

In addition to OfficeMax, we have approximately 800 uncoated freesheet paper customers, none of which individually represents a material portion of our sales. Our customers include paper merchants, commercial and financial printers, paper converters such as envelope and form manufacturers and customers who use our paper for specialty applications such as label and release products. The majority of these customers purchase products through individual purchase orders. In addition to the paper supply agreement with OfficeMax, we have long-term relationships with other customers, although no single relationship, other than the one with OfficeMax, is material to our business.

Business plan

Our strategy in our Paper segment is to maximize profitability by operating our two largest paper manufacturing machines at full capacity in the production of cut-size commodity office paper while dedicating as much production as possible on our smaller machines to premium and specialty papers for a variety of markets and end uses. However, we may choose to take economic downtime or slow production on any of our machines as market conditions dictate.

We work closely with our customers to develop and manufacture innovative premium and specialty papers and to provide related service programs that respond to their changing needs and technical requirements. We spent approximately $80 million in the aggregate during 2006 and 2007 to modify the Wallula #3 paper machine, which historically produced a variety of commodity paper grades, to enable it to produce pressure sensitive (label and release) papers as well as commodity grades. Significant to the execution of our strategy is the ability to produce and sell pressure sensitive papers from the Wallula #3 paper machine and the ability to develop, produce and sell other premium and specialty grades on our smaller machines. Increasing our presence in the pressure sensitive, flexible packaging and office paper markets reduces our exposure to more mature printing and converting markets, which have declined over the last five years.

Our long-term supply agreement with OfficeMax allows us to focus our largest uncoated freesheet paper machines on producing cut-size office paper in long, high-volume production runs, increasing our capacity utilization and reducing our costs. In addition to improving the profitability of our production assets, our integrated supply chain with OfficeMax and other customers has enabled us to better align sales and merchandising efforts with our customers so as to improve their profitability on our products. We operate a distribution network that we believe to be an industry leader in on-time delivery performance, allowing our customers to reduce their inventory and augment their returns on capital. Additionally, we offer a complete suite of premium cut-size office papers and we believe that we are the largest producer of recycled cut-size office papers, which is an important product offering to our customers whose consumers have become increasingly environmentally sensitive. We believe that this value proposition will position us to continue to capture the operational benefits of stable demand and build and improve relationships with our customers.

Packaging

Products

We manufacture and sell containerboard (linerboard) and corrugated containers and sheets as well as newsprint. In 2008, we consumed approximately 72% of our linerboard and medium production (including industry trades and the medium production from our Paper group) to make corrugated containers and sheets in this segment.

The following table sets forth the capacity and production by product for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Thousands of short tons)	2006	2007
Capacity(1)
Containerboard (linerboard)	559	575		600	450	455
Newsprint(2)	426	425		410	308	288

	985	1,000		1,010	758	743

Production(3)
Containerboard (linerboard)	554	573	83	446	389	394
Newsprint	415	409	59	331	288	132

	969	982	142	777	677	526

(1)	Capacity numbers shown for the nine months ended September 30, 2009 and 2008 reflect the annual capacity as of that date. The remaining capacity numbers are shown as of December 31 for the year presented. Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance and capital improvements. Accordingly, production can exceed calculated capacity under some operating conditions.
(2)	In April 2009, we indefinitely idled our DeRidder #2 newsprint machine. The idled machine has an annual capacity of 186,000 tons.
(3)	The year ended December 31, 2008, represents operations from February 22, 2008, through December 31, 2008.

The following table sets forth segment sales; segment income (loss) before interest and taxes; depreciation, amortization and depletion; and EBITDA for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Dollars in millions)	2006	2007
Sales	$766.5	$783.1	$113.5	$703.7	$489.9	$437.8
Segment income (loss) before interest and taxes	45.3	40.1	5.7	21.1	(5.0)	43.7
Depreciation, amortization and depletion(1)	50.8	37.7	0.1	35.1	24.5	31.1

EBITDA(2)	$96.1	$77.8	$5.7	$56.2	$19.5	$74.9

(1)	The year ended December 31, 2007, included approximately $19.1 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale.

(2)	Segment EBITDA is calculated as segment income (loss) before interest (interest income, interest expense, and change in fair value of interest rate derivatives) and income tax provision (benefit), and depreciation, amortization and depletion. See “Summary—Summary historical condensed consolidated financial data” appearing elsewhere in this prospectus supplement, for a description of our reasons for using EBITDA, for a discussion of the limitations of such a measure and for a reconciliation of our EBITDA to consolidated net income (loss).

Containerboard is used in the production of corrugated containers and sheets. Our corrugated containers are used in the packaging of fresh fruit and vegetables, processed food, beverages and other industrial and consumer products. Corrugated sheets are sold primarily to converting operations, which finish the sheets into corrugated container products. For the combined year ended December 31, 2008, our Packaging segment produced approximately 529,000 short tons of linerboard, and our Paper segment produced approximately 137,000 tons of corrugating medium, both of which are used in the production of corrugated containers. During the combined year ended December 31, 2008, our Paper and Packaging segments produced 666,000 short tons of linerboard and medium, while our corrugated container and sheet feeder plants consumed approximately 477,000 tons of containerboard (including both linerboard and corrugating medium) or the equivalent of 72% of our containerboard production.

We manufactured approximately 390,000 tons of newsprint during the combined year ended December 31, 2008, for use primarily in printing daily newspapers and other publications in North America. In April 2009, we announced we had indefinitely idled the #2 newsprint machine at our mill in DeRidder, Louisiana. The #2 newsprint machine had been idle since February 9, 2009, due to lack of orders. We currently expect to continue to operate the #3 newsprint machine and the #1 linerboard machine at the DeRidder mill. The idled machine has an annual capacity of 186,000 tons of newsprint. By idling the machine, we can reduce operating and capital costs during this period of declining newsprint demand, while preserving the asset for potential future use. The #2 newsprint machine is being preserved, enabling us to restart it within a short period should the need arise. We may also pursue future opportunities to convert the newsprint machines to packaging products.

Facilities

We manufacture containerboard (linerboard) and newsprint at our mill in DeRidder, Louisiana. This mill is one of the largest paper mills in North America, with approximate annual production capacity of 1.0 million short tons as of December 31, 2008. We also manufacture corrugated containers and sheets at five corrugated container plants and one sheet plant in the Northwest and one sheet feeder plant in Texas, with an aggregate annual capacity of approximately 7.3 billion square feet (which assumes operating the plants five days a week, 24 hours a day).

The following table sets forth annual capacities of our containerboard (linerboard) and newsprint mill in DeRidder, Louisiana, as of December 31, 2008, and production for the combined year then ended:

(Thousands of short tons)	Number of Machines	Current Capacity(1)	2008 Production
Pulp and paper mill
DeRidder, Louisiana
Containerboard (linerboard)	1	600	529
Newsprint(2)	2	410	390

	3	1,010	919

(1)	Capacity assumes production 24 hours per day, 365 days per year, less days allotted for planned maintenance and capital improvements. Accordingly, production can exceed calculated capacity under some operating conditions.

(2)	In April 2009, we indefinitely idled our DeRidder #2 newsprint machine. The idled machine has an annual capacity of 186,000 tons.

Raw materials and input costs

Wood fiber is the principal raw material in this segment. The primary sources of wood fiber are timber and its byproducts, such as wood chips. Our DeRidder manufacturing facility is located in close proximity to active wood markets. We rely on market-based contracts for a significant portion of our fiber needs. We obtain some of our wood residuals from Boise Cascade’s wood products plants in the South, and the remainder of the wood residuals are purchased from outside sources.

We generally purchase raw materials through contracts or open-market purchases. Our contracts are generally with suppliers located in close proximity to the specific facility they supply, and they generally contain price adjustment mechanisms to account for market price and expense volatility.

Our Packaging segment consumes substantial amounts of energy, such as electricity and natural gas. During the combined year ended December 31, 2008, energy costs accounted for approximately 15% of the sum of materials, labor and other operating expenses in this segment. We purchase substantial portions of our natural gas and electricity under supply contracts. Under most of these contracts, the providers are bound to supply us with all of our needs for a particular type of energy at a specific facility. Our gas contracts have pricing mechanisms based primarily on current market prices, and our electricity contracts have pricing mechanisms based primarily on published tariffs. We also use derivative instruments such as three-way collars, natural gas caps, call spreads and swaps, or a combination of these instruments, to mitigate price risk. For more information about our derivative instruments, see “Disclosures of financial market risks” in “Management’s discussion and analysis of financial condition and results of operations” appearing in our annual report on Form 10-K for the year ended December 31, 2008.

We consume chemicals in the production of linerboard within our Packaging segment. Important chemicals we use include pulping and bleaching chemicals such as caustic, sulfuric acid and sodium chlorate. During the combined year ended December 31, 2008, chemical costs accounted for approximately 6% of materials, labor and other operating expenses in this segment. Many of our chemicals are purchased under long-term contracts, which provide more stability than open-market purchases. However, many of these contracts are renegotiated at the end of each year at prevailing rates. Higher prevailing rates may result in increases to overall chemical costs.

Sales, marketing and distribution

Our containerboard (linerboard) and corrugated containers and sheets are sold by our own sales personnel or brokers.

The following table sets forth sales volumes of containerboard (linerboard), newsprint, and corrugated containers and sheets for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
	2006	2007
(Thousands of short tons)
Containerboard (linerboard)	266	239	36	194	176	169
Newsprint	411	415	56	326	288	141

(Millions of square feet)
Corrugated containers and sheets	6,599	6,609	914	5,337	4,723	4,415

Customers

During the combined year ended December 31, 2008, we sold approximately 44% of our linerboard sales volume in the open market, both domestically and in the export market. We sell our finished corrugated containers to over 1,000 active customers, including large agricultural producers and food and beverage processors. We sell corrugated sheets to over 200 converters, who use the sheets to manufacture corrugated containers for a variety of customers.

We have a focused position for corrugated boxes in the agricultural and food industries. We service these less cyclical end markets with our five strategically-located corrugated container plants and one sheet plant. With our regional focus and footprint, we are better able to service our customer needs from multiple plants, schedule operating runs to maximize productivity and reduce waste and better utilize different sized paper rolls. We believe this position in favorable end markets has contributed to increases in our profitability and has made us more resistant to economic downturns.

We sell newsprint through our own sales personnel, primarily to newspaper publishers located in regional markets near our DeRidder, Louisiana manufacturing facility.

Business plan

We operate our Packaging segment to optimize cash flow through integration between our containerboard and converting operations and operational improvements in our facilities to lower costs and improve efficiency. We plan to grow strategically and organically, increase our integration levels and leverage our corrugated box position in the agricultural and food markets. We are a low-volume producer of newsprint, and our strategy is to reduce exposure to the declining newsprint market by identifying opportunities to convert current newsprint production capacity to serve packaging markets.

We believe that our newsprint production has a low delivered cost to the southern U.S. markets. We will continue to operate the DeRidder #3 newsprint machine in its current configuration, so long as it generates free cash flow and earns a better return on capital than our other alternatives, which include converting one or both of our newsprint machines to another paper grade.

Corporate and Other

Our Corporate and Other segment includes primarily corporate support services, related assets and liabilities and foreign exchange gains and losses. During the Predecessor periods presented, the Corporate and Other segment included primarily an allocation of Boise Cascade corporate support services and related assets and liabilities. These support services included, but were not limited to, finance, accounting, legal, information technology and human resource functions. This segment also includes transportation assets, such as rail cars and trucks, which we use to transport our products from our manufacturing sites. Rail cars and trucks are generally leased. We provide transportation services not only to our own facilities but also, on a limited basis, to third parties when geographic proximity and logistics are favorable. During the year ended December 31, 2008, segment sales related primarily to our rail and truck business were $67.7 million. During the Predecessor period of January 1, 2008 through February 21, 2008, and for the years ended December 31, 2007 and December 31, 2006, these sales were $8.5 million, $58.9 million and $61.4 million, respectively.

In connection with the Acquisition, we entered into an outsourcing services agreement under which we provide a number of corporate staff services to Boise Cascade at our cost. These services include information technology, accounting and human resource services. The initial term of the agreement is for three years. It will automatically renew for one-year terms unless either party provides notice of termination to the other party at least 12 months in advance of the applicable term. For the year ended December 31, 2008, we recorded $12.1 million in “Sales, Related parties” and the same amounts in “Costs and expenses” in our Consolidated Statements of Income (Loss) related to this agreement.

The following table sets forth segment sales; segment income (loss) before interest and taxes; depreciation, amortization and depletion; and EBITDA for the periods indicated:

	Predecessor			Boise Inc.
	Year Ended December 31		January 1 Through February 21, 2008	Year Ended December 31, 2008	Nine Months Ended September 30, 2008	Nine Months Ended September 30, 2009
(Dollars in millions)	2006	2007
Sales	$61.4	$58.9	$8.5	$67.7	$49.8	$47.0
Segment income (loss) before interest and taxes	(14.9)	(11.9)	(3.2)	(18.6)	(13.1)	(17.7)
Depreciation, amortization and depletion(1)	3.3	1.9	0.1	3.2	2.3	3.1

EBITDA(2)	$(11.6)	$(10.0)	$(3.1)	$(15.4)	$(10.8)	$(14.7)

(1)	The year ended December 31, 2007, included approximately $1.0 million of lower depreciation and amortization expense as a result of discontinuing depreciation and amortization on the assets recorded as held for sale.
(2)	Segment EBITDA is calculated as segment income (loss) before interest (interest income, interest expense and change in fair value of interest rate derivatives) and income tax provision (benefit), and depreciation, amortization and depletion. See “Summary—Summary historical condensed consolidated financial data” appearing elsewhere in this prospectus supplement for a description of our reasons for using EBITDA, for a discussion of the limitations of such a measure and for a reconciliation of our EBITDA to consolidated net income (loss).

Competition and industry

The markets in which we operate are large and highly competitive. Our products and services compete with similar products manufactured and distributed by others both domestically and globally. Many factors influence our competitive position in each of our operating segments, including price, service, quality, product selection and convenience of location as well as our manufacturing and overhead costs.

Some of our competitors in each of our segments are larger than we are and have greater financial resources. These resources afford those competitors greater purchasing power, increased financial flexibility and more capital resources for expansion and improvement, which may enable those competitors to compete more effectively than can we.

Paper.    The markets in which our Paper segment competes are large and highly competitive. Commodity grades of uncoated freesheet are globally traded, with a number of worldwide manufacturers, and as a result, these products compete primarily on the basis of price. All of our paper manufacturing facilities are located in the United States, and although we compete largely in the domestic market, we do face competition from foreign producers, some of which have lower operating costs than we do. The level of this competition varies depending on domestic and foreign demand and foreign currency exchange rates. In general, paper production does not rely on proprietary processes or formulas, except in highly specialized or custom grades.

The North American uncoated freesheet market had 12.5 million tons of demand in 2008 and has four major manufacturers that account for approximately 68% of capacity, according to RISI and our estimates, as of August 31, 2009. We believe that we are the third-largest producer of uncoated freesheet paper in North America. Our largest competitors include Domtar Corporation, International Paper Company and Georgia-Pacific LLC. Our uncoated freesheet papers compete with electronic data transmission, document storage alternatives and paper grades we do not produce. Increasing shifts to these alternatives and increasing use of the Internet have had and are likely to continue to have an adverse effect on traditional print media and paper usage. These secular trends are in addition to the current demand decline driven by a weak economy and reduced white collar employment.

Major uncoated freesheet producers, including Boise, have responded to declining demand by closing or significantly curtailing capacity to match lower demand. According to RISI, demand for uncoated freesheet in North America has declined by 1.0 million tons, or 16%, for the first half of 2009 compared to the same period in 2008, while prices of Standard Number 4 92 Brite Xerographic uncoated freesheet paper have increased by $5 per ton, from $1,060 per ton in June 2008 to $1,065 per ton in June 2009. During this time period, our sales volumes of uncoated freesheet paper have declined by 17%, in large part due to our restructuring of our St. Helens, Oregon paper mill, and prices for our uncoated freesheet paper have increased by 8%.

Packaging.    The North American containerboard (corrugating medium and linerboard) market had 31.6 million tons of demand in 2008 and has five major manufacturers that account for approximately 72% of capacity, according to RISI and our estimates, as of August 31, 2009. Our largest competitors include International Paper Company, Smurfit-Stone Container Corporation, Georgia-Pacific LLC, Temple-Inland, Inc. and Packaging Corporation of America. Our corrugated container operations in the Pacific Northwest have a leading regional market position and compete with several national and regional manufacturers. According to RISI, the containerboard industry serves a number of end markets, some of which have been impacted by negative real GDP growth in North America. Our corrugated product pricing has remained steady, as packaging demand in agriculture, food and beverage markets, which have historically been less correlated to broad economic activity, have remained relatively stable. These markets constitute over half of our packaging product end-use markets. According to RISI, demand for containerboard in North America has declined by 2.2 million tons, or 13%, for the first half of 2009 compared to the same period in 2008, while prices of eastern U.S. 42 lb. unbleached kraftliner have remained flat at $570 per ton. Through the first half of 2009, our sales volumes of corrugated boxes and sheets declined 8% while sales volumes of linerboard declined by 19%. During the same time period, net sales prices for corrugated boxes and sheets increased 7% while net sales prices for linerboard declined by 18%.

The North American newsprint market had 7.7 million metric tonnes of demand in 2008 and has three major manufacturers that account for approximately 80% of capacity, according to RISI and our estimates, as of August 31, 2009. Our largest competitors include AbitibiBowater, Inc., White Birch Paper and Kruger. In April 2009, AbitibiBowater, Inc., North America’s largest maker of newsprint, sought bankruptcy protection in the United States and Canada.

Demand for newsprint has declined dramatically in the last several years and may continue to decline as electronic media replaces newspapers. Major producers have closed capacity and taken downtime, including AbitibiBowater, which announced in December a total of approximately 1.1 million metric tonnes of permanent and temporary curtailments for 2009. According to RISI, demand for newsprint in North America has declined by 1.2 million metric tonnes, or 30%, for the first half of 2009 compared to the same period in 2008, while prices for newsprint have declined by $196 per metric tonne, or 28%, from $691 per metric tonne in June 2008 to $495 per metric tonne in June 2009.

Seasonality

Our businesses experience some seasonality, based primarily on buying patterns associated with particular products. For example, the demand for our corrugated containers is influenced by changes in agricultural demand in the Pacific Northwest. In addition, seasonally cold weather increases costs, especially energy consumption, at all of our manufacturing facilities. Seasonality also affects working capital levels as described below.

Working capital

Working capital levels fluctuate throughout the year and are affected by seasonality, maintenance shutdowns and changing sales patterns. Typically, we build working capital in our Paper segment at the end of the fourth quarter as we build finished goods inventory in preparation for first quarter sales. Finished goods inventories are also increased prior to scheduled annual maintenance shutdowns to maintain sales volumes while production is stopped. Inventories for some raw materials, such as fiber, exhibit seasonal swings as we increase log and chip inventories to ensure ample supply of fiber to our mills throughout the winter. In our Packaging segment, agricultural demand influences working capital as finished good inventory levels are increased in preparation for the harvest season in the third and fourth quarters. Changes in sales volumes can affect accounts receivable levels in both our Paper and Packaging segments, influencing overall working capital levels. We believe our management practices with respect to working capital conform to common business practices in the United States.

Acquisitions and divestitures

We may engage in acquisition and divestiture discussions with other companies and make acquisitions and divestitures from time to time. We review our operations and dispose of assets that fail to meet our criteria for return on investment or cease to warrant retention for other reasons. For more information about our acquisitions and divestitures, see Management’s discussion and analysis of financial condition and results of operations in our 2008 Annual Report on Form 10-K and our September 30, 2009, Quarterly Report on Form 10-Q incorporated by reference herein.

Employees

We have approximately 4,100 employees. Approximately 60% of these employees work pursuant to collective bargaining agreements. We are currently negotiating the labor contract at our packaging plant in Salem, Oregon (92 employees represented by the Association of Western Pulp & Paper Workers, or AWPPW), which expired in December 2008. The parties have agreed to operate under the existing bargaining agreement at Salem while negotiations proceed. We are also negotiating the labor contract at our paper mill in Wallula, Washington (332 employees represented by the AWPPW), which expired in mid-March 2009 and was terminated by the AWPPW on October 31, 2009. We are currently working without a contract at that location. During labor negotiations with our collective bargaining units, we could experience work interruptions or labor strikes, which could significantly affect or curtail our mill operations, increase our labor costs, prevent us from meeting customer demands, or reduce our sales and profitability. Approximately 33% of our employees, including those at Salem and Wallula, are working pursuant to collective bargaining agreements that have expired or will expire within one year.

MATERIAL UNITED STATES FEDERAL INCOME TAX

CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK

The following is a summary of the material United States federal income tax consequences to non-U.S. holders (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering. This discussion is not a complete analysis of all of the potential United States federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws, or any other United States federal tax laws. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of the date of this offering. These authorities may change, possibly retroactively, resulting in United States federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the acquisition, ownership or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase our common stock issued pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the United States federal income tax consequences that may be relevant to a particular holder in light of such holder’s particular circumstances. This discussion also does not consider any specific facts or circumstances that may be relevant to holders subject to special rules under the United States federal income tax laws, including, without limitation:

•	financial institutions, banks and thrifts;

•	insurance companies;

•	tax-exempt organizations;

•	“S” corporations, partnerships or other pass-through entities;

•	traders in securities that elect to mark to market;

•	stockholders subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	broker-dealers or dealers in securities or currencies;

•	United States expatriates;

•	persons subject to the alternative minimum tax;

•	controlled foreign corporations;

•	passive foreign investment companies; and

•	persons holding our stock as a hedge against currency risks or as a position in a straddle.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS AND ANY OTHER UNITED STATES FEDERAL TAX LAWS.

Definition of Non-U.S. Holder

For purposes of this discussion, a non-U.S. holder is any beneficial owner of our common stock that is not a “U.S. person” for United States federal income tax purposes. A U.S. person is any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a United States court and that has one or more United States persons who have the authority to control all substantial decisions of the trust, or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions on Our Common Stock

If we make cash or other property distributions on our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s tax basis in the common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its shares will be taxable as capital gain realized on the sale or other disposition of the common stock and will be treated as described under “—Dispositions of Our Common Stock” below.

Dividends paid to a non-U.S. holder of our common stock generally will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends, or such lower rate specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must furnish to us or our paying agent a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide us or our paying agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the common stock are effectively connected with such holder’s United States trade or business, the non-U.S. holder will be exempt from United States federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form).

Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (or if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

A non-U.S. holder who claims the benefit of an applicable income tax treaty generally will be required to satisfy applicable certification and other requirements prior to the distribution date. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Dispositions of Our Common Stock

A non-U.S. holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States;

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met; or

•

our common stock constitutes a “United States real property interest” by reason of our status as a United States real property holding corporation (“USRPHC”), for United States federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for our common stock.

Gain described in the first bullet point above will be subject to United States federal income tax on a net income basis at the regular graduated United States federal income tax rates in much the same manner as if such holder were a resident of the United States. A non-U.S. holder that is a foreign corporation (or maintains a permanent establishment in the United States) also may be subject to an additional branch profits tax equal to 30% (or such lower rate specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Gain described in the second bullet point above will be subject to United States federal income tax at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), but may be offset by United States source capital losses (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently a USRPHC and we do not anticipate becoming a USRPHC for United States federal income tax purposes. However, because the determination of whether we are a USRPHC depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our non-U.S. real property interests, there can be no assurance that we are not a USRPHC or will not become one in the future. Even if we are or become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to tax as a sale of a United States Real Property Interest if such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period for such stock. Our common stock currently is “regularly traded” on an established securities market, although we cannot guarantee that it will be so traded in the future. If gain on the sale or other taxable disposition of our stock were subject to taxation, the non-U.S. holder would be subject to regular United States federal income tax with respect to such gain in the same manner as a U.S. person (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals).

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of any tax withheld with respect to those distributions. These information reporting requirements apply even if no withholding was required because the distributions were effectively connected with the holder’s conduct of a United States trade or business, or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Backup withholding, currently at a 28% rate, however, generally will not apply to distribution payments to a non-U.S. holder of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

UNDERWRITING

The Company, the selling shareholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. is the representative of the underwriters.

Underwriters	Number of Shares
Goldman, Sachs & Co.	10,731,250
Lazard Capital Markets LLC	3,134,375
Wells Fargo Securities, LLC	2,507,500
Sterne, Agee & Leach, Inc.	626,875

Total	17,000,000

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares than the total number set forth in the table above, the underwriters have an option to buy up to an additional 2,550,000 shares from Boise Cascade Holdings, L.L.C., one of the selling shareholders. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 2,550,000 additional shares.

Paid by the Selling Shareholders

	No Exercise	Full Exercise
Per Share	$0.2546	$0.2546
Total	$4,328,200.00	$4,977,430.00

Shares sold by the underwriters to the public will initially be offered at the initial price to public set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.1382 per share from the initial public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company, certain of the Company’s officers and directors, and the selling shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans or the exercise of currently outstanding warrants.

In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling shareholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those derivatives, the third parties may sell securities covered by this prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Company or borrowed from the Company or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Company in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter or will be identified in a post-effective amendment.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA would, if the Issuer was not an authorised person, not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The Company and the selling shareholders estimate that their share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $400,000.

The Company and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Goldman, Sachs Credit Partners, L.P., an affiliate of Goldman, Sachs & Co., is a lender under our senior secured credit facilities and is the administrative agent and collateral agent under our first lien senior secured credit facilities. Goldman, Sachs Credit Partners, L.P. also acted as joint lead arranger, joint bookrunner and syndication agent under our senior secured credit facilities. Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Pursuant to a Letter of Engagement of Services, dated October 5, 2009 (the “Engagement Letter”), Boise Cascade Holdings, a selling security holder, engaged Solebury Capital LLC (“Solebury”), a Financial Industry Regulatory Authority member, to provide financial consulting services to Boise Cascade Holdings in connection with the offering of the Company’s shares of common stock held by Boise Cascade Holdings. Boise Cascade Holdings agreed to pay Solebury a fee of $125,000 only upon successful completion of the offering. In addition, at Boise Cascade Holdings’s sole discretion, Boise Cascade Holdings may elect to pay Solebury up to an additional $50,000 only upon successful completion of the offering. Boise Cascade Holdings has also agreed to reimburse Solebury for certain other out-of-pocket expenses required to be reimbursed or paid by Boise Cascade Holdings pursuant to the Engagement Letter up to a maximum of $10,000. The consulting services related to market strategies and valuation considerations at various stages of the offering process. The consultant also advised Boise Cascade Holdings regarding the book-building process and about issues and developments in the securities markets.

LEGAL MATTERS

Certain legal matters with respect to the common stock offered by this prospectus supplement will be passed upon for us by K&L Gates LLP and Karen Gowland, our General Counsel. As of November 17, 2009, Ms. Gowland owns 12,633 shares of our common stock. Latham & Watkins LLP is representing the underwriters in connection with this offering. From time to time, K&L Gates LLP provides legal services for us in connection with matters unrelated to the offering described herein, including general securities matters.

EXPERTS

The consolidated financial statements of Boise Inc. as of December 31, 2008, and for the year ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Boise Inc. at December 31, 2007 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report referenced therein. The financial statements and the report of McGladrey & Pullen, LLP are included in reliance upon their report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

The consolidated financial statements of Boise Paper Products as of December 31, 2007, and for the period from January 1, 2008 through February 21, 2008, and for each of the years in the two-year period ended December 31, 2007, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008 in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Boise Inc. files annual, quarterly and current reports, proxy statements and other information with the SEC. Such SEC filings can be read and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Boise Inc.’s SEC filings are also available over the Internet at the SEC’s Web site at http://www.sec.gov. You may obtain a copy of any of these documents at no cost by writing us at the following address or telephoning us at the following telephone number:

Boise Inc.

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

Attention: Investor Relations

Phone: (208) 384 7456

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•

Boise Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, as filed with the SEC on May 5, 2009, Boise Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, as filed with the SEC on August 5, 2009, and Boise Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009, as filed with the SEC on November 3, 2009;

•	Boise Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on February 24, 2009;

•	Boise Inc.’s Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 17, 2009;

•

Boise Inc.’s Current Reports on Form 8-K, as filed with the SEC on January 7, 2009, April 24, 2009, June 26, 2009, August 5, 2009 (as amended on September 1, 2009), October 6, 2009, October 15, 2009, October 16, 2009, and October 28, 2009; and

•

the description of our common stock contained in our Form S-1 originally filed on March 19, 2007 (File No. 333-141398), as amended through June 13, 2008, which was incorporated by reference into our Form 8-A filed with the SEC on June 13, 2007.

We are also incorporating by reference additional documents that Boise Inc. files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement through the completion of this offering. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including Boise Inc.’s compensation committee report (included in Boise Inc.’s Definitive Proxy Statement on Schedule 14A) or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Information about us, including our SEC filings, is also available on our Web site at http://www.boiseinc.com; however, that information is not a part of this prospectus supplement.

39,035,777 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 39,035,777 shares of common stock of Boise Inc. by the selling shareholders identified in this prospectus. We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered by this prospectus. We have agreed to pay certain expenses in connection with the registration of the shares of common stock and to indemnify the selling shareholders against certain liabilities.

The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of common stock offered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock and warrants are listed on the New York Stock Exchange “NYSE” under the symbol “BZ BC” and “BZ-WT BC,” respectively. On February 11, 2009 on the NYSE, the closing price of the common stock was $.40 per share and the closing price of the warrants was $.02 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 12, 2009.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

PROSPECTUS

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of the offering, you should read the entire prospectus carefully, including the risk factors and the financial statements incorporated herein by reference. Unless otherwise stated in this prospectus references to “we” or “our Company” refer to Boise Inc. In addition, this prospectus gives retroactive effect to stock dividends of 0.5 and 0.2 shares of common stock for each outstanding share of common stock on June 12, 2007 and June 19, 2007, respectively.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Our securities are listed on the New York Stock Exchange. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Company Overview

We were originally a blank check company organized under the laws of the State of Delaware on February 1, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. From inception through February 21, 2008, we did not have any business or operations. Our activities were limited to raising capital in our initial public offering, which we refer to as our “IPO.” We focused on identifying and acquiring an operating business.

On February 22, 2008, we completed the acquisition (the “Acquisition”) of Boise White Paper, L.L.C., (“Boise White Paper”), Boise Packaging & Newsprint, L.L.C (“BP&N”), Boise Cascade Transportation Holdings Corp. (“Boise Transportation”) (collectively, the “Paper Group”) and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of Boise Cascade, L.L.C. (“Boise Cascade” or the “Seller”) for cash and securities. Subsequent to the Acquisition, Boise Cascade transferred the shares of our common stock it received pursuant to the Acquisition to its parent company, Boise Cascade Holdings, L.L.C. (“Boise Cascade Holdings”). The business so acquired from the Seller is referred to in this prospectus as “Boise Paper Products,” “BPP” or the “Predecessor.” The Acquisition was accomplished through our acquisition of Boise Paper Holdings, L.L.C. The Acquisition was approved by our shareholders on February 5, 2008. In conjunction with the completion of the Acquisition, we changed our name from Aldabra 2 Acquisition Corp. to Boise Inc.

The Business

Headquartered in Boise, Idaho, we manufacture packaging products and papers, including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp. We have approximately 4,350 employees.

We are the third largest North American manufacturer of uncoated free sheet paper. We own pulp and paper mill operations in the following locations: Jackson, Alabama; International Falls, Minnesota; and Wallula, Washington, all of which manufacture uncoated free sheet paper. In November 2008, we restructured our paper mill in St. Helens, Oregon and closed its on-site pulp production facilities. We also own a mill in DeRidder, Louisiana, which produces containerboard (linerboard) as well as newsprint and is one of the largest paper mills in North America. We also have a network of six corrugated converting plants, located in the Pacific Northwest and Texas, which manufacture corrugated containers and sheets.

Additional Information

Our principal executive offices are located at 1111 West Jefferson Street, Suite 200, Boise, ID 83702-5388.

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THE OFFERING

Securities Offered:	39,035,777 shares of common stock held by selling shareholders.

Our common stock and warrants began trading on the NYSE on February 25, 2008.

Number of shares outstanding before the offering:	79,716,130 shares of common stock.

Number of shares outstanding after the offering:	79,716,130 shares of common stock.

New York Stock Exchange symbol for our common stock:	BZBC

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FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information that could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have little or no control. The following factors, among others, may cause actual results to differ materially from the expectations described by us in our forward-looking statements:

•	paper and packaging industry trends, including factors affecting supply and demand;

•	credit or currency risks affecting our revenue and profitability;

•	cost of raw materials and energy;

•	continued compliance with government regulations;

•	legislation or regulatory environments, requirements or changes affecting the businesses in which we are engaged;

•	our customer concentration;

•	labor and personnel relations;

•	changing interpretations of generally accepted accounting principles;

•	our ability to meet the continued listing standards of the NYSE;

•	our continued ability to meet the requirements of our credit facilities;

•	the liquidity of our common stock; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us, BPP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this prospectus. If any of these factors actually occur, the business, financial condition or results of operations of Boise Inc. could be affected materially and adversely, the value of our common stock could decline, and stockholders could lose all or part of their investment.

Risks Associated with the Acquisition and our Financial Condition

Since the Acquisition, the market price of our common stock has declined significantly, and we face possible delisting from the NYSE.

Shares of our common stock are currently listed on the NYSE. The market price of our common stock has declined significantly since the Acquisition. On the date of the Acquisition, February 22, 2008, the closing price of our common stock was $8.50 per share. As of February 11, 2009, the closing price of our common stock price was $.40 per share and our market capitalization was approximately $34 million.

The NYSE’s quantitative listing standards require NYSE listed companies to have an average market capitalization of at least $75.0 million over any consecutive 30-trading-day period. In addition, the average closing price of any listed security must not fall below $1.00 per share for any consecutive 30-trading-day period. On November 5, 2008, we received written notice from the NYSE that we do not currently comply with these two continued listing standards. As of October 31, 2008, the company’s 30-trading-day average market capitalization was approximately $74.8 million based on an average share price of $0.94. The notice also indicated that the NYSE would provide on the consolidated tape an indicator, “BC”, to put investors on notice that the company is below the NYSE quantitative continued listing standards.

As required by the NYSE, we submitted a business plan to demonstrate our ability to achieve compliance with the market capitalization requirement within 18 months from the receipt of the notice. The NYSE has notified us that it has accepted our plan to regain compliance. We must cure the share price deficiency by May 2009 and the market capitalization deficiency by May 2010. If we are not compliant by either date, our common stock will also be subject to suspension by the NYSE and delisting. Although we intend to cure the deficiencies and to return to compliance with the NYSE continued listing requirements, there can be no assurance that we will be able to do so.

If our common stock is delisted, or if it becomes apparent to us that we will be unable to meet the NYSE’s continued listing standards in the near future, we intend to seek to have our common stock listed or quoted on another national securities exchange or quotation system. However, we may be unable to list or quote our common stock on another national securities exchange or quotation system. Even if our common stock is listed or quoted on such other exchange or system, a delisting by the NYSE could hurt our investors by reducing the liquidity and market price of our common stock. Additionally, a delisting could negatively affect us by reducing the number of investors willing to hold or acquire our common stock, which could negatively affect our ability to access public capital markets.

Our indebtedness could adversely affect our financial condition and impair our ability to operate the Business.

At December 31, 2008, we had approximately $1,104 million of outstanding indebtedness (consisting of approximately $1,037 million under senior secured credit facilities and approximately $67 million under subordinated promissory notes). This level of indebtedness could have important consequences on our business, financial condition and operating results, including the following:

•	it may limit our ability to borrow money or sell stock to fund our working capital, capital expenditures, acquisitions, debt service requirements and other financing needs;

•

our interest expense would increase if interest rates generally rise because a substantial portion of our indebtedness, including all of our indebtedness under our senior secured credit facilities, bears interest at floating rates;

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•	it may limit our flexibility in planning for, or reacting to, changes in our business and future business opportunities;

•	we are subject to debt covenants that may restrict management’s ability to make certain business decisions;

•	we are more highly leveraged than some of our competitors, which places us at a competitive disadvantage;

•	it makes us more vulnerable to a downturn in our business, our industry or the economy in general;

•

a substantial portion of our cash flow from operations will be dedicated to the repayment of indebtedness, including indebtedness we may incur in the future, and will not be available for other business purposes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing as needed.

Our operations may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. As a result, it is possible that we may not generate sufficient cash flow from operations to enable us to repay our indebtedness, make interest payments and to fund other liquidity needs. To the extent we do not generate sufficient cash flow to meet these requirements, it would impact our ability to operate as a going concern.

Our expected debt service obligation, assuming interest rates stay at December 31, 2008, levels, is estimated to be approximately $65.7 million in cash interest payments and fees per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include scheduled principal payments totaling $24.3 million for 2009 and rising to a maximum of $447.7 million for 2014. If we became unable to meet our debt service requirements, we would be required to refinance or restructure all or a portion of our indebtedness; however, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all.

If we cannot service or refinance our indebtedness, we may have to take actions such as selling assets, seeking additional equity or reducing or delaying capital expenditures, any of which could have a material adverse effect on our operations and financial condition.

A default under our indebtedness may have a material adverse effect on our business and financial condition.

In the event of a default under our senior secured credit facilities, the lenders generally would be able to declare all of such indebtedness, together with interest, to be due and payable. In addition, borrowings under the senior secured credit facilities are secured by first- and second-priority liens, as applicable, on all of our assets and our subsidiaries’ assets, and in the event of a default under those facilities, the lenders generally would be entitled to seize the collateral. Moreover, upon the occurrence of an event of default, the commitment of the lenders to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on our overall business, the results of our operations and our financial condition.

If we became unable to meet our financial obligations, it could also cause concern to our customers, vendors, or trade creditors. If any significant customer, vendor, or trade creditor changed its relationship with us by stopping work, ceasing sales, requiring sales on cash terms, or making other changes, these changes would materially affect our cash flows and results of operations.

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Servicing debt could limit funds available for other purposes.

We will use cash from operations to pay the principal and interest on our debt. These payments will limit funds available for other purposes, including expansion of our operations through acquisitions, funding future capital expenditures and the payment of dividends.

Our senior secured credit facilities contain restrictive covenants that limit our overall liquidity and corporate activities.

The senior secured credit facilities impose operating and financial restrictions that limit our ability to:

•	create additional liens on our assets;

•	make investments or acquisitions;

•	pay dividends;

•	incur additional indebtedness or enter into sale/leaseback transactions;

•	sell assets, including, but not limited to, capital stock of subsidiaries;

•	enable our subsidiaries to make distributions;

•	enter into transactions with our affiliates;

•	enter into new lines of business; and

•	engage in consolidations, mergers or sales of substantially all of our assets.

We need to seek permission from our lenders in order to engage in certain corporate actions. Our lenders’ interests may be different from ours, and no assurance can be given that we will be able to obtain the lenders’ permission when needed. This may prevent us from taking actions that are in our stockholders’ best interest.

Our senior secured credit facilities also require us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control, and these types of restrictions could:

•	limit our ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•

adversely affect our ability to finance our operations, strategic acquisitions, investments, alliances and other capital needs, or to engage in other business activities that would be in our best interest.

Our stock ownership is highly concentrated, and as a result, Boise Cascade may influence our affairs significantly.

At the time of the Acquisition, Boise Cascade Holdings owned approximately 49% of our common stock and continued to own approximately 49% at December 31, 2008. As a result, Boise Cascade Holdings has significant representation on our board of directors and will have the voting power to significantly influence our policies, business and affairs, and will also have the ability to influence the outcome of any corporate transaction or other matter, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration in control may have the effect of delaying, deterring or preventing a change of control that otherwise could result in a premium in the price of our common stock.

In addition, as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement dated February 22, 2008, entered into by and among us, Boise Cascade and other stockholders named therein (the “Investor Rights Agreement”) in connection with the Acquisition) control 33% or more of our common stock issued to Boise Cascade at the closing, we will be subject to restrictions on our business activities pursuant to the terms of the Investor Rights Agreement. More specifically, for so long as the 33% ownership threshold is met or exceeded, the Investor Rights Agreement will restrict us from conducting specified activities

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or taking specified actions without the affirmative written consent of the holders of a majority of the Boise Registrable Securities then outstanding. The restricted activities include, without limitation, making distributions on our equity securities, redemptions, purchases or acquisitions of our equity securities, issuances or sales of equity securities or securities exchangeable or convertible for equity securities, issuing debt or convertible/exchangeable debt securities, making loans, advances or guarantees, mergers and/or acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, making changes to our organizational documents, making changes to arrangements with our officers, directors, employees and other related persons, incurrence of indebtedness for borrowed money or capital leases above specified thresholds and consummating the sale of the Company. Additionally, pursuant to affirmative covenants under the Investor Rights Agreement (and subject to the same 33% ownership threshold), unless the holders of a majority of the Boise Registrable Securities then outstanding have otherwise consented in writing, we are required to perform specified activities, including, without limitation, preservation of our corporate existence and material licenses, authorizations and permits necessary to the conduct of our business, maintenance of our material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage and maintenance of proper books of record and account.

Registration rights held by Boise Cascade and certain of our stockholders may have an adverse effect on the market price of our common stock.

The Investor Rights Agreement provides for registration rights with respect to: (1) Aldabra Registrable Securities (as such term is defined in the Investor Rights Agreement); (2) the Boise Registrable Securities; and (3) shares held by other of our stockholders party to the Investor Rights Agreement (the “Other Registrable Securities”). At December 31, 2008 holders of approximately 48,460,874 shares had registration rights.

Holders of the Boise Registrable Securities or the Aldabra Registrable Securities have the right to demand registration under the Securities Act of 1933, as amended (the “Securities Act”) of all or a portion of their registrable securities subject to amount and time limitations.

Additionally, whenever (i) we propose to register any of our securities under the Securities Act and (ii) the method we select would permit the registration of registrable securities, holders of Aldabra Registrable Securities, the Boise Registrable Securities or Other Registrable Securities have the right to request the inclusion of their registrable securities in such registration. The resale of these shares in the public market upon exercise of the registration rights described above could adversely affect the market price of our common stock or affect our ability to raise additional equity capital.

If the Acquisition’s benefits do not meet the expectations of the marketplace, investors, financial analysts or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the Acquisition if we do not perform as expected or if we do not otherwise achieve the perceived benefits of the Acquisition as rapidly as, or to the extent anticipated by, the marketplace, investors, financial analysts or industry analysts. Accordingly, investors may experience a loss as a result of a decreasing stock price, and we may not be able to raise future capital, if necessary, in the equity markets.

If we lose our key management and technical personnel, our business may suffer.

Following the Acquisition, we rely upon a relatively small group of key managers who have extensive experience in the paper and packaging and newsprint businesses. We do not expect to maintain any key man insurance. The loss of management or an inability to attract or retain other key individuals could materially and adversely affect our business. We will seek to compensate management, as well as other employees, through competitive salaries, bonuses and other incentive plans, but there can be no assurance that these programs will allow us to retain key management executives or hire new key employees.

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Delaware law and our amended and restated charter documents may impede or discourage a takeover that our stockholders may consider favorable.

Our amended and restated charter has provisions that may deter, delay or prevent a third party from acquiring us. These provisions include:

•	limitations on the ability of stockholders to amend our charter documents, including, but not limited to, stockholder supermajority voting requirements;

•

the inability of stockholders to act by written consent or to call special meetings after such time as Boise Cascade owns less than 25% of the voting power of our common stock entitled to vote generally in the election of directors;

•	a classified board of directors with staggered three-year terms; and

•

the authority of our board of directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with such terms as the board of directors may determine and to issue additional shares of our common stock.

These provisions could have the effect of delaying, deferring or preventing a change in control, discouraging others from making tender offers for our shares, and lowering the market price of our stock or impeding the ability of our stockholders to change our management, even if such changes would be beneficial to our stockholders.

Our stockholders may not receive dividends because of restrictions in our senior secured credit facilities, Delaware law and state regulatory requirements.

Our ability to pay dividends is restricted by our senior secured credit facilities, as well as Delaware law and state regulatory authorities. Under Delaware law, our board of directors may not authorize payment of a dividend unless it is either paid out of our capital surplus, as calculated in accordance with the Delaware General Corporation Law, or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. To the extent we do not have adequate surplus or net profits, we will be prohibited from paying dividends.

Risks Related to Our Business

The paper industry is cyclical. Fluctuations in the prices of and the demand for our products could result in smaller profit margins and lower sales volumes.

Historically, economic and market shifts, fluctuations in capacity, and changes in foreign currency exchange rates have created cyclical changes in prices, sales volumes, and margins for our products. The length and magnitude of industry cycles have varied over time and by product but generally reflect changes in macroeconomic conditions and levels of industry capacity. Most of our paper products, including our cut-size office paper, containerboard, and newsprint, are commodities that are widely available from other producers. Even our noncommodity products, such as premium papers, are affected by commodity prices since the prices of these grades are often tied to commodity prices. Commodity products have few distinguishing qualities from producer to producer, and as a result, competition for these products is based primarily on price, which is determined by supply relative to demand.

The overall levels of demand for the commodity products we make and distribute, and consequently our sales and profitability, reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions in our markets, as well as foreign currency exchange rates. For example, demand for our paper products fluctuates with levels of employment, the state of durable and nondurable goods industries, and prevailing levels of advertising and print circulation. In recent years, particularly since 2000, demand for some grades of paper has decreased as electronic transmission and document storage alternatives have become more prevalent. Newsprint demand in North America has been in decline for decades as electronic media has increasingly displaced paper as a medium for information and communication.

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Industry supply of commodity paper products is also subject to fluctuation, as changing industry conditions can influence producers to idle or permanently close individual machines or entire mills. In addition, to avoid substantial cash costs in connection with idling or closing a mill, some producers will choose to continue to operate at a loss, sometimes even a cash loss, which could prolong weak pricing environments due to oversupply. Oversupply in these markets can also result from producers introducing new capacity in response to favorable short-term pricing trends.

Industry supply of commodity paper products is also influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. While the weakness of the U.S. dollar has mitigated the levels of imports in recent years, a strengthening of the U.S. dollar is likely to increase imports of commodity paper products from overseas, putting downward pressure on prices.

Prices for all of our products are driven by many factors outside our control, and we have little influence over the timing and extent of price changes, which are often volatile. Market conditions beyond our control determine the prices for our commodity products, and as a result, the price for any one or more of these products may fall below our cash production costs, requiring us to either incur short-term losses on product sales or cease production at one or more of our manufacturing facilities. From time to time, we have taken downtime (or slowed production) at some of our mills to balance our production with the market demand for our products, and we may continue to do so in the future. Some of our competitors may also close or reduce production at their operating facilities, some of which could reopen and increase production capacity. This could result in a supply and demand imbalance and cause prices to fall. Therefore, our ability to achieve acceptable operating performance and margins is principally dependent on (i) managing our cost structure, (ii) managing changes in raw materials prices, which represent a large component of our operating costs and fluctuate based upon factors beyond our control, and (iii) general conditions in the paper market. If the prices of our products decline or if our raw material costs increase, it could have a material adverse effect on our business, financial condition, and results of operations.

We face strong competition in our markets.

The paper and packaging and newsprint industry is highly competitive, and we face competition from numerous competitors, domestic as well as foreign. Some of our competitors are large, vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency, and/or lower operating costs, compared with our Company. Because of ongoing consolidation in our industry, many of our competitors have become larger, and this trend may continue in the future. Many of our competitors have greater financial resources than do we, and therefore, more of their cash will be available for business purposes other than debt service. As a result, we may be unable to compete with other companies in the market during the various stages of the business cycle and particularly during any downturns. Some of the factors that may adversely affect our ability to compete in the markets in which we participate include the entry of new competitors (including foreign producers) into the markets we serve, our competitors’ pricing strategies, our failure to anticipate and respond to changing customer preferences, and our inability to maintain the cost efficiency of our facilities.

Conditions in the global capital and credit markets and the economy generally may materially adversely affect our business, results of operations and financial position and we do not expect these conditions to improve in the near future.

The global credit and capital markets are undergoing a period of unprecedented volatility and disruption and the global economy is experiencing a severe economic slowdown. Our results of operations and financial position could be materially affected by adverse changes in the global capital and credit markets and the economy generally, both in the U.S. and elsewhere around the world. Economic conditions may also adversely affect the ability of our lenders, customers, and suppliers to continue to conduct their businesses or may affect our ability to operate our production facilities in an economical manner.

Demand for our products is driven primarily by consumption of the products we produce, which is affected by general economic conditions. Recent concerns over declining consumer and business confidence, the

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availability and cost of credit, reduced consumer spending and business investment, the volatility and strength of the capital and credit markets, and inflation all affect the business and economic environment and, ultimately, the profitability of our business. Economic downturns characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, typically result in decreased demand for our products. These conditions are beyond our ability to control and may have a significant impact on our business, results of operations, cash flows and financial position.

Our manufacturing businesses may have difficulty obtaining logs and fiber at favorable prices or at all.

Wood fiber is our principal raw material, accounting for approximately 29% and 17% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, in 2007. Wood fiber is a commodity, and prices have historically been cyclical. In addition, availability of wood fiber is often negatively affected if demand for building products declines, since wood fiber, including wood chips, sawdust, and shavings, is a byproduct in the manufacture of building products. Wood fiber for our paper mills in the Northwest comes predominantly from building products manufacturing plants. Because of the decline in the housing markets and new construction, a significant number of Northwest building products manufacturing plants have been curtailed and closed. These curtailments affect the availability and price of wood fiber in the region and, in turn, affect the operating and financial performance of our Northwest paper mills. The cost and availability of fiber was a contributing factor in our decision to restructure our St. Helens paper mill. In many cases, we are unable to increase product prices in response to increased wood fiber costs, depending on other factors affecting the demand or supply of paper. Further, severe or sustained shortages of fiber could cause us to curtail our own operations, resulting in material and adverse effects on our sales and profitability.

Future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health, and the response to, and prevention of, catastrophic wildfires can also affect log and fiber supply. Availability of harvested logs and fiber may be further limited by fire, insect infestation, disease, ice storms, windstorms, hurricanes, flooding, and other natural and man-made causes, thereby reducing supply and increasing prices. In addition, since a number of our manufacturing facilities use wood-based biomass as an alternative energy source, an increase in wood fiber costs or a reduction in availability can increase the price of, or reduce the total usage of, biomass, which could result in higher energy costs.

Increases in the cost of our purchased energy or chemicals would lead to higher manufacturing costs, thereby reducing our margins.

Energy is one of our most significant costs, and it accounted for approximately 16% and 15% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, for the year ended December 31, 2008. Energy prices, particularly for electricity, natural gas, and fuel oil, have been volatile in recent years. These fluctuations affect our manufacturing costs and contribute to earnings volatility. We have some flexibility to switch between fuel sources; however, we have significant exposure to natural gas, fuel oil, and biomass (hog fuel) price increases. Increased demand for these fuels (which could be driven by cold weather) or supply constraints could drive prices higher. The electricity rates charged to us are affected by the increase in natural gas prices, although the degree of impact depends on each utility’s mix of energy resources and the relevant regulatory situation.

Other raw materials we use include various chemical compounds, such as precipitated calcium carbonate, sodium chlorate, sodium hydroxide, and dyes. Purchases of chemicals accounted for approximately 15% and 6% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, for the year ended December 31, 2008. The costs of these chemicals have been volatile historically and are influenced by capacity utilization, energy prices, and other factors beyond our control.

For our products, the relationship between industry supply and demand, rather than changes in the cost of raw materials, determines our ability to increase prices. Consequently, we may be unable to pass increases in our

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operating costs to our customers in the short term. Any sustained increase in chemical or energy prices would reduce our operating margins and potentially require us to limit or cease operations of one or more of our machines or facilities.

Some of our paper products are vulnerable to long-term declines in demand due to competing technologies or materials.

Our uncoated free sheet papers and newsprint compete with electronic data transmission, document storage alternatives, and paper grades we do not produce. Increasing shifts to these alternatives and increasing use of the Internet have had and are likely to continue to have an adverse effect on traditional print media and paper usage. Neither the timing nor the extent of this shift can be predicted with certainty. Because of these trends, demand for paper products may shift from one grade of paper to another or be eliminated altogether. For example, demand for newsprint has declined and may continue to decline as newspapers are replaced with electronic media, and demand for our uncoated free sheet paper for use in preprinted forms has declined and may continue to decline as the use of desktop publishing and on-demand printing continues to displace traditional forms. Demand for our containerboard may decline as corrugated paper packaging may be replaced with other packaging materials, such as plastic. Any substantial shift in demand from our products to competing technologies or materials could result in a material decrease in sales of our products, which could cause us to curtail or shut down production capacity. Curtailments or shutdowns could result in asset write-downs and additional costs at the affected facilities, negatively affecting our results of operations and financial condition.

A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales, and/or negatively affect our net income.

Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	disruption in the supply of raw materials, such as wood fiber, energy or chemicals;

•	a chemical spill or release;

•	closure because of environmental-related concerns;

•	explosion or malfunction of a boiler;

•	the effect of a drought or reduced rainfall on our water supply;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks, and tunnels;

•	fires, floods, earthquakes, hurricanes, or other catastrophes;

•	terrorism or threats of terrorism;

•	labor difficulties; or

•	other operational problems.

For example, in the fall of 2008, we incurred approximately $5.5 million in lost production and costs incurred in shutting down and restarting our DeRidder, Louisiana, mill as a result of Hurricanes Gustav and Ike. Similar future events may cause shutdowns, which may result in downtime and/or cause damage to our facilities. Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If our machines or facilities were to incur significant downtime, our ability to meet our production capacity targets and satisfy customer requirements would be impaired, resulting in lower sales and net income.

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Our operations require substantial capital, and we may not have adequate capital resources to provide for all of our capital requirements.

Our businesses are capital-intensive, and we regularly incur capital expenditures to maintain our equipment, increase our operating efficiency, and comply with environmental laws. In addition, significant amounts of capital are required to modify our equipment to produce alternative or additional products or to make significant improvements in the characteristics of our current products. On a combined basis, during the year ended December 31, 2008, our total capital expenditures, excluding acquisitions, were $100.8 million. We expect to spend approximately $90 million to $105 million on capital expenditures for 2009. Our capital expenditures are expected to be between $100 million and $130 million annually over the next five years, excluding acquisitions or major capital expenditures.

If we require funds for operating needs and capital expenditures beyond those generated from operations, we may not be able to obtain them on favorable terms, or at all. In addition, debt service obligations will reduce our available cash flows. If we cannot maintain or upgrade our equipment as it requires or ensure environmental compliance, we could be required to cease or curtail some of our manufacturing operations or we may become unable to manufacture products that can compete effectively in one or more of our markets.

We depend on a small number of customers for a significant portion of our business.

Our largest two customers, OfficeMax and Abitibi Consolidated Sales Corporation (ACSC) accounted for approximately 33% of our net sales in 2008. Pursuant to a 2004 paper supply contract that remained in place after the Acquisition, OfficeMax is required to purchase its North American requirements for office papers from us. In addition, we sell all of our newsprint production through ACSC. Our relationships with these two large customers require us, at times, to carry significant receivables from them on our balance sheet. If either of these large customers were unable to pay, our financial performance could be affected significantly and negatively. Any significant deterioration in the financial condition of these customers or a significant change in their businesses that would affect their willingness to continue to purchase our products could have a material adverse effect on our business, financial condition, and results of operations.

We are subject to significant environmental regulation and environmental compliance expenditures, as well as other potential environmental liabilities.

We are subject to a wide range of general and industry-specific environmental laws and regulations, particularly with respect to air emissions, wastewater discharges, solid and hazardous waste management, and site remediation. If we fail to comply with applicable environmental laws and regulations, we may face civil or criminal fines, penalties, or enforcement actions, including orders limiting our operations or requiring corrective measures, installation of pollution control equipment, or other remedial actions. We anticipate that environmental regulation of our operations will continue to become more burdensome and that we will continue to incur significant capital and operating expenditures in order to maintain compliance with applicable environmental laws and regulations. For example, we may be affected if laws concerning climate change are enacted that regulate greenhouse gas (GHG) emissions. Such laws require buying allowances for mill GHG emissions or cause expenditure of capital to reduce GHG emissions. Because environmental regulations are not consistent worldwide, our ability to compete in the world marketplace may be adversely affected by capital and operating expenditures for environmental compliance.

As an owner and operator of real estate, we may be liable under environmental laws for cleanup and other damages (including tort liability) resulting from releases of hazardous substances on or from our properties. We may have liability under these laws whether or not we knew of, or were responsible for, the presence of these substances on our property, and in some cases, our liability may not be limited to the value of the property.

On a combined basis during the year ended December 31, 2008, capital expenditures for environmental compliance were $1.4 million. We expect to incur approximately $3 million of capital expenditures for environmental compliance for 2009. Enactment of new environmental laws or regulations or changes in existing laws or regulations might require significant, additional expenditures. We may be unable to generate funds or other sources of liquidity and capital to fund unforeseen environmental liabilities or expenditures.

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The purchase and sale agreement governing the 2004 transaction between Boise Cascade and OfficeMax contained customary representations, warranties, covenants, and indemnification rights in favor of Boise Cascade’s parent entity (as the purchaser thereunder) and Boise White Paper, BP&N and Boise Transportation (as “permitted affiliate purchasers” thereunder); therefore, following the Acquisition the Paper Group will continue to have unlimited indemnification rights against OfficeMax for certain pre-closing liabilities, including for hazardous substance releases and other environmental violations that occurred prior to the 2004 transaction or that arose out of pre-2004 operations at the businesses, facilities, and other assets purchased by Boise Cascade. However, OfficeMax may not have sufficient funds to fully satisfy its indemnification obligations when required. Furthermore, we are not entitled to indemnification for liabilities incurred due to releases and violations of environmental laws occurring after the 2004 transaction.

Enactment of new environmental laws or regulations or changes in existing laws or regulations might require significant expenditures. We may be unable to generate funds or other sources of liquidity and capital to fund unforeseen environmental liabilities or expenditures. In addition, we may be impacted if carbon emission laws are enacted that require us to install additional equipment or pay for existing emissions.

Labor disruptions or increased labor costs could adversely affect our business.

While we believe we have good labor relations and have established staggered labor contracts for each of our five paper mills to minimize potential disruptions in the event of a labor dispute, we could experience a material labor disruption or significantly increased labor costs at one or more of our facilities, either in the course of negotiations of a labor agreement or otherwise. Either of these situations could result in increased costs or prevent us from meeting customer demand, thereby reducing our sales and profitability. As of January 31, 2009, we had approximately 4,350 employees. Approximately 2,570, or 59%, of these employees work pursuant to collective bargaining agreements. In the first quarter of 2009, we will start negotiating the labor contract at our packaging plant in Salem, Oregon (92 employees represented by the Association of Western Pulp & Paper Workers) which expired in December 2008, and the contract at our paper mill in Wallula, Washington (332 employees represented by the AWPPW) which expires mid-March 2009. Some of our customers are also unionized. Strikes, lockouts, or other work stoppage or slow-downs involving our customers or suppliers could have a material adverse effect on us.

We have significant obligations for pension and post-employment benefits.

In December 2008, we enacted a freeze on our defined benefit pension plan for salaried employees (Salaried Plan); however, we continue to maintain defined benefit pension plans for our union employees. Despite the freeze of the salaried plan, we will continue to have significant obligations for pension and other postemployment benefits that could require future funding beyond that which we have funded in the past or which we currently anticipate.

Pension funding requirements depend in part on returns on plan assets. Recent declines in the global equity markets may require us to make larger than previously anticipated contributions to our pension plans. As of December 31, 2008, our pension assets had a market value of $248 million, compared with $324 million as of February 22, 2008, the date we assumed the obligation for these plans. Assuming a return on plan assets of 7.25% in 2009 and 2010, we estimate that we would be required to contribute approximately $4 million in 2009 and approximately $38 million in 2010. The amount of required contributions will depend, among other things, on actual returns on plan assets, changes in interest rates which affect our discount rate assumptions, changes in pension funding requirement laws, and modifications to our plans. Our estimated $38 million contribution for 2010 includes the impact of the pension plan freeze.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the 39,035,777 shares of common stock registered hereunder.

SELLING SHAREHOLDERS

We are party to Contingent Value Rights Agreements (the “Contingent Value Rights Agreements”), dated February 1, 2008, by and between us, Terrapin Partners Venture Partnership (“Terrapin”), Boise Cascade and the institutional stockholders party thereto (the “CVR Holders”). Pursuant to the Contingent Value Rights Agreements, Boise Cascade and Terrapin granted to the CVR Holders the right to receive contingent value rights payments from Boise Cascade and Terrapin upon the occurrence of certain events, as set forth in the Contingent Value Rights Agreements. The CVR Holders agreed to vote in favor of certain proposals at our special meeting of stockholders, which took place on February 5, 2008, in consideration for the right to receive the contingent value rights payments. Under the Contingent Value Rights Agreements, the CVR Holders are required to provide notice to Boise Cascade and Terrapin of their request to receive their contingent value rights payments. Pursuant to the Contingent Value Rights Agreements, if a CVR Holder provides its required notice as set forth above, Boise Cascade and Terrapin are required to provide the contingent value rights payment to such CVR Holder in the form of shares of our common stock previously issued to Boise Cascade and Terrapin unless Boise Cascade or Terrapin elect to make all or a portion of such payment in cash. Pursuant to Section 4 of the Contingent Value Rights Agreements, if a CVR Holder provides its required notice as set forth above, we have an obligation to register the resale of any shares of our common stock that are delivered by Boise Cascade and Terrapin to such CVR Holder.

This prospectus covers the resale by the CVR Holders of the maximum aggregate number of shares of our common stock deliverable by Boise Cascade Holdings (the transferee of the shares of our common stock initially issued to Boise Cascade pursuant to the Acquisition) and Terrapin to the CVR Holders.

The shares of our common stock currently held by Terrapin deliverable to the CVR Holders pursuant to the Contingent Value Rights Agreements are and will be held in an escrow account until February 22, 2009. Terrapin’s obligation to transfer its shares of our common stock to the CVR Holders under the Contingent Value Rights Agreements may occur prior to February 22, 2009. Terrapin is considering alternative arrangements in response to meeting its obligations under the Contingent Value Rights Agreement to transfer its shares of our common stock to the CVR Holders. Such alternative arrangements may include acquiring or borrowing shares of our common stock from Terrapin, its affiliates or other shareholders.

If we register for resale the shares of common stock pursuant to our obligations under the Contingent Value Rights Agreements as noted above, we have an obligation pursuant to Section 2(a) of the Investor Rights Agreement to deliver notice of the proposed registration to Boise Cascade Holdings, Terrapin and the other parties to the Investor Rights Agreement, who would have the right to have their respective shares of our common stock included in such registration, subject to the terms of the Investor Rights Agreement. We provided the required notice on October 31, 2008 to the holders of shares of our common stock, and Boise Cascade Holdings has since exercised its right to have all of its shares of our common stock included in the registration statement of which this prospectus is a part.

In order to fulfill our obligations to Boise Cascade Holdings and in the event the CVR Holders provide the notices described above, we are registering 2,356,806 shares of our common stock for possible resale by the CVR Holders pursuant to the Contingent Value Rights Agreements. We are registering 37,857,374 shares of our common stock for possible resale by Boise Cascade Holdings to fulfill our obligations under the Investor Rights Agreement.

The following table sets forth the number of shares beneficially owned by Boise Cascade Holdings as of the date of this prospectus and the number of shares that would be owned by all CVR Holders as a group, assuming full exercise of the right to receive contingent value rights payments by all of the CVR Holders, and delivery of shares of our common stock in satisfaction of all such payments. Upon expiration of the notice period applicable

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to the CVR Holders, we intend to file a prospectus supplement identifying the CVR Holders receiving shares of our common stock covered by this prospectus and the number of shares of our common stock received by each of them. We are not able to estimate the amount of shares of common stock that will be held by each selling stockholder after the completion of this offering because each selling stockholder may offer all or some of its shares of our common stock, and because to our knowledge there currently are no agreements, arrangements, or understandings with respect to the sale of any of the shares of common stock other than the Contingent Value Rights Agreements. The selling shareholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock. The following table assumes that all of the shares of our common stock being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock Beneficially Owned			Number of Shares of Registered Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned after the Offering
Name of Selling Shareholder	Number		Percentage		Number	Percentage
Boise Cascade Holdings (1)	37,857,374	(2)	47.46%	37,857,374	0	0%
CVR Holders (3)	2,356,806		2.96%	2,356,806	0	0%

(1)	Boise Cascade Holdings is controlled by Forest Products Holdings, L.L.C. (“FPH”), which is controlled by Madison Dearborn Capital Partners IV, L.P. (“MDCP IV”). Madison Dearborn Partners IV, L.P. (“MDP IV”) is the general partner of MDCP IV. John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP IV that has the power, acting by majority vote, to vote or dispose of the shares beneficially owned by MDCP IV. Each of MDCP IV and MDP IV and the members of the limited partner committee of MDP IV disclaims beneficial ownership of shares held by FPH, except to the extent of its or his respective pecuniary interests therein. The address for FPH is c/o Boise Cascade Holdings, 1111 West Jefferson Street, Suite 300, Boise, Idaho 83702-5389. The address for MDCP IV and MDP IV is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, 70 West Madison Street, Chicago, Illinois 60602.

(2)	The number of shares of our common stock shown as held by Boise Cascade Holdings includes 1,178,403 shares of our common stock currently held by Boise Cascade Holdings, which may become deliverable by Boise Cascade Holdings to the CVR Holders. Because we are unable to determine the number of shares that will be delivered pursuant to the Contingent Value Rights Agreements, we are registering for resale the total number of shares owned by Boise Cascade Holdings prior to any delivery to the CVR Holders pursuant to the obligations of Boise Cascade under the Contingent Value Rights Agreements.

(3)	The ownership and percentages of the CVR Holders shown above are reflective of the ownership and percentages of the CVR Holders as a group. As of the date of this Prospectus it is unknown which CVR Holders will provide notice to Boise Cascade and Terrapin of their request to receive their contingent value rights payment pursuant to the Contingent Value Rights Agreements. We intend to file a prospectus supplement setting forth information relating to the CVR Holders that provide notice to Boise Cascade and Terrapin of their request to receive their contingent value rights payment and the number of shares received by each CVR Holder and covered by this prospectus.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on the NYSE or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may pledge their shares to their broker-dealers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person, which limitations may affect the marketability of the shares.

Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling shareholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

To our knowledge, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

We are required to pay all fees and expenses incident to the registration of shares of our common stock pursuant to the Investor Rights Agreement. We have agreed to indemnify the selling shareholders party to the Investor Rights Agreement against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Karen E. Gowland, Vice President, General Counsel and Secretary of the Company, acted as counsel in connection with the offering of our securities under the Securities Act, and as such, passed upon the validity of the securities offered in this prospectus.

EXPERTS

The financial statements of Boise Inc. at December 31, 2007 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2007 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report referenced therein. The financial statements and the report of McGladrey & Pullen, LLP are included in reliance upon their report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

The consolidated financial statements of BPP as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007 have been incorporated by reference herein from the Form 8-K filed with the SEC on February 28, 2008 (SEC Accession No. 000114659-08-013865) in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements refers to a change in accounting method for the adoption of EITF 04-13, Accounting for Purchasing and Sales of Inventory With the Same Counterparty, for the year ended December 31, 2007.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act, with respect to the offering of our securities. Parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and the offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-3 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

The Company’s Internet address is http://boiseinc.com. We make available on or through our investor relations page on our website, free of charge, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and beneficial ownership reports on Forms 3, 4, and 5 and amendments to those reports as soon as reasonably practicable after this material is electronically filed or furnished to the SEC.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which we filed with the SEC on February 21, 2008;

•

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, which we filed with the SEC on May 5, 2008, August 6, 2008 and November 4, 2008, respectively;

•

Current Reports on Form 8-K filed on February 27, 2008, February 28, 2008 (SEC Accession No. 0000922423-08-0002820), February 28, 2008 (SEC Accession No. 0001104659-08-013865), February 29, 2008, May 6, 2008, May 29, 2008, July 14, 2008, November 12, 2008, November 18, 2008 and January 7, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 13, 2007.

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this at no cost to the requestor upon written or telephonic request addressed to:

Boise Inc.

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

Attn: Secretary

(208) 384-7000

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13,922,772 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 13,922,772 shares of common stock of Boise Inc., including 3,000,000 shares of common stock issuable upon exercise of certain of our warrants, in each case by the selling shareholders identified in this prospectus. We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered by this prospectus. We have agreed to pay certain expenses in connection with the registration of the shares of common stock and to indemnify the selling shareholders against certain liabilities.

The selling shareholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of common stock offered by this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

Our common stock and warrants are listed on the New York Stock Exchange (“NYSE”) under the symbol “BZ BC” and “BZ-WT BC,” respectively. On March 9, 2009 on the NYSE, the closing price of the common stock was $.24 per share and the closing price of the warrants was $.002 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2009.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided in this prospectus, any prospectus supplement, the documents incorporated by reference or any other offering material is accurate as of any date other than the date on the front of those documents, as applicable.

PROSPECTUS

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of the offering, you should read the entire prospectus carefully, including the risk factors and the financial statements incorporated herein by reference. Unless otherwise stated in this prospectus references to “we” or “our Company” refer to Boise Inc. and references to “insider warrants” refer to the 3,000,000 warrants sold privately to Nathan D. Leight and Jason G. Weiss. In addition, this prospectus gives retroactive effect to stock dividends of 0.5 and 0.2 shares of common stock for each outstanding share of common stock on June 12, 2007 and June 19, 2007, respectively.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. Our securities are listed on the New York Stock Exchange. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Company Overview

We were originally a blank check company organized under the laws of the State of Delaware on February 1, 2007. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. From inception through February 21, 2008, we did not have any business or operations. Our activities were limited to raising capital in our initial public offering, which we refer to as our “IPO.” We focused on identifying and acquiring an operating business.

On February 22, 2008, we completed the acquisition (the “Acquisition”) of Boise White Paper, L.L.C. (“Boise White Paper”), Boise Packaging & Newsprint, L.L.C (“BP&N”), Boise Cascade Transportation Holdings Corp. (“Boise Transportation”) (collectively, the “Paper Group”) and other assets and liabilities related to the operation of the paper, packaging and newsprint, and transportation businesses of the Paper Group and most of the headquarters operations of Boise Cascade, L.L.C. (“Boise Cascade” or the “Seller”) for cash and securities. The business so acquired from the Seller is referred to in this prospectus as “Boise Paper Products,” “BPP” or the “Predecessor.” The Acquisition was accomplished through our acquisition of Boise Paper Holdings, L.L.C. The Acquisition was approved by our shareholders on February 5, 2008. In conjunction with the completion of the Acquisition, we changed our name from Aldabra 2 Acquisition Corp. to Boise Inc.

The Business

Headquartered in Boise, Idaho, we manufacture packaging products and papers, including corrugated containers, containerboard, label and release and flexible packaging papers, imaging papers for the office and home, printing and converting papers, newsprint, and market pulp. We have approximately 4,350 employees.

We are the third largest North American manufacturer of uncoated free sheet paper. We own pulp and paper mill operations in the following locations: Jackson, Alabama; International Falls, Minnesota; St. Helens, Oregon; and Wallula, Washington, all of which manufacture uncoated free sheet paper. We also own a mill in DeRidder, Louisiana, which produces containerboard (linerboard) as well as newsprint and is one of the largest paper mills in North America. We also have a network of six corrugated converting plants, located in the Pacific Northwest and Texas, which manufacture corrugated containers and sheets.

Additional Information

Our principal executive offices are located at 1111 West Jefferson Street, Suite 200, Boise, ID 83702-5388.

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THE OFFERING

Securities Offered:	13,922,772 shares of common stock held by selling shareholders, including 3,000,000 shares of common stock issuable upon exercise of the insider warrants. Our common stock and warrants began trading on the NYSE on February 25, 2008.

Number of shares outstanding before the offering:	79,879,388 shares of common stock.

Number of shares outstanding after the offering:	82,879,388 shares of common stock, assuming exercise of all insider warrants

New York Stock Exchange symbol for our common stock:	BZ BC

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FORWARD-LOOKING STATEMENTS

We believe that some of the information in this prospectus constitutes forward- looking statements within the definition of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain information that could impact future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have little or no control. The following factors, among others, may cause actual results to differ materially from the expectations described by us in our forward-looking statements:

•	paper and packaging industry trends, including factors affecting supply and demand;

•	our continued ability to meet the requirements of our credit facilities;

•	the liquidity of our common stock;

•	cost of raw materials and energy;

•	legislation or regulatory environments, requirements or changes affecting the businesses in which we are engaged;

•	our customer concentration;

•	labor and personnel relations;

•	changing interpretations of generally accepted accounting principles;

•	our ability to meet the continued listing standards of the NYSE;

•	credit or currency risks affecting our revenue and profitability;

•	continued compliance with government regulations; and

•	general economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

All forward-looking statements included herein attributable to us, BPP or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

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RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this prospectus. If any of these factors actually occur, the business, financial condition or results of operations of Boise Inc. could be affected materially and adversely, the value of our common stock could decline, and stockholders could lose all or part of their investment.

Risks Concerning our Financial Condition and Governance

Since the Acquisition, the market price of our common stock has declined significantly, and we face possible delisting from the NYSE.

Shares of our common stock are currently listed on the NYSE. The market price of our common stock has declined significantly since the Acquisition. On the date of the Acquisition, February 22, 2008, the closing price of our common stock was $8.50 per share. As of March 9, 2009, the closing price of our common stock price was $.24 per share and our market capitalization was approximately $19.17 million.

The NYSE’s quantitative listing standards require NYSE-listed companies to have an average market capitalization of at least $75.0 million over any consecutive thirty trading-day period. In addition, the average closing price of any listed security must not fall below $1.00 per share for any consecutive 30-trading-day period. On November 5, 2008, we received written notice from the NYSE that we do not currently comply with these two continued listing standards.

As required by the NYSE, we submitted a business plan to demonstrate our ability to achieve compliance with the market capitalization requirement within 18 months from the receipt of the notice. The NYSE has notified us that it has accepted our plan to regain compliance. We must cure the market capitalization deficiency by May 2010. Although the NYSE has recently suspended the share price requirement, we expect we will be required to cure our share price deficiency at some time during 2009. If we are not compliant within the timeframes required by the NYSE, our common stock will also be subject to suspension and delisting. Although we intend to cure the deficiencies and to return to compliance with the NYSE continued listing requirements, there can be no assurance that we will be able to do so.

If our common stock is delisted, or if it becomes apparent to us that we will be unable to meet the NYSE’s continued listing standards in the near future, we intend to seek to have our common stock listed or quoted on another national securities exchange or quotation system. However, we may be unable to list or quote our common stock on another national securities exchange or quotation system. Even if our common stock is listed or quoted on such other exchange or system, a delisting by the NYSE could hurt our investors by reducing the liquidity and market price of our common stock. Additionally, a delisting could negatively affect us by reducing the number of investors willing to hold or acquire our common stock, which could negatively affect our ability to access public capital markets.

Our substantial debt adversely affects our financial flexibility and could impair our ability to operate.

We have a significant amount of indebtedness. As of December 31, 2008, we had approximately $1,104 million of outstanding indebtedness (consisting of approximately $1,037 million under the senior secured credit facilities and approximately $67 million of notes payable). The level of our indebtedness could have important negative consequences for our business, financial condition, and operating results, including the following:

•	It limits our ability to obtain additional financing to fund our working capital, capital expenditures, and acquisitions;

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•	It makes us more vulnerable to current and future downturns in our business, our industry, or the economy in general;

•	A substantial portion of our cash flow from operations is dedicated to the repayment of indebtedness and will not be available for other business purposes or opportunities;

•	We are subject to debt covenants that restrict management’s ability to pursue some business opportunities;

•	It limits our flexibility in planning for, or reacting to, changes in our business and in our industry;

•	We are more highly leveraged than some of our competitors, which may place us at a competitive disadvantage; and

•	There would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness or obtain additional financing as needed.

Our operations may not be able to generate sufficient cash flows to meet our debt service obligations.

Our ability to make payments on and to repay our indebtedness and to fund planned capital expenditures depends on our ability to generate cash from our future operations. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. For example, further decreases in the demand for paper products, continued deterioration in the general economy, and weaknesses in any of our product markets would negatively affect our business and our ability to generate cash. As a result, it is possible that we may not generate sufficient cash flow from our operations to enable us to repay our indebtedness, make interest payments and to fund other liquidity needs. To the extent we do not generate sufficient cash flow to meet these requirements, it would impact our ability to operate as a going concern.

Our expected debt service obligation, assuming interest rates stay at December 31, 2008, levels, is estimated to be approximately $65.6 million in cash interest payments and fees per annum, which amount will be reduced each year in accordance with scheduled debt amortization payments, if made. In addition, debt service requirements will also include principal payments totaling $25.8 million in 2009 and rising to a maximum of $447.7 million in 2014. If we became unable to meet our debt service requirements, we would be required to refinance or restructure all or a portion of our indebtedness; however, we may not be able to refinance any of our indebtedness on commercially reasonable terms or at all.

A default under our indebtedness may have a material adverse effect on our business and financial condition.

In the event of a default under our senior secured credit facilities, the lenders generally would be able to declare all such indebtedness, together with interest, to be due and payable. In addition, borrowings under the senior secured credit facilities are secured by first- and second-priority liens, as applicable, on all of our assets and our subsidiaries’ assets, and in the event of a default under those facilities, the lenders generally would be entitled to seize the collateral. Moreover, upon the occurrence of an event of default, the commitment of the lenders to make any further loans would be terminated. Accordingly, a default under any debt instrument, unless cured or waived, would likely have a material adverse effect on our overall business, the results of our operations and our financial condition.

If we became unable to meet our financial obligations, it could also cause concern to our customers, vendors, or trade creditors. If any significant customer, vendor, or trade creditor changed its relationship with us by stopping work, ceasing sales, requiring sales on cash terms, or making other changes, these changes would materially affect our cash flows and results of operations.

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Our senior secured credit facilities contain restrictive covenants that limit our overall liquidity and corporate activities.

The senior secured credit facilities impose operating and financial restrictions that limit our ability to:

•	create additional liens on our assets;

•	make investments or acquisitions;

•	pay dividends;

•	incur additional indebtedness or enter into sale/leaseback transactions;

•	sell assets, including, but not limited to, capital stock of subsidiaries;

•	enable our subsidiaries to make distributions;

•	enter into transactions with our affiliates;

•	enter into new lines of business; and

•	engage in consolidations, mergers or sales of substantially all of our assets.

We will need to seek permission from the lenders to engage in specified corporate actions. Our lenders’ interests may be different from ours, and no assurance can be given that we will be able to obtain the lenders’ permission when needed. This may prevent us from taking actions that are in our stockholders’ best interest.

Our senior secured credit facilities also require us to achieve specified financial and operating results and maintain compliance with specified financial ratios. Our ability to comply with these ratios may be affected by events beyond our control, and these types of restrictions could:

•	limit our ability to plan for, or react to, market conditions or meet capital needs or otherwise restrict our activities or business plans; and

•

adversely affect our ability to finance our operations, strategic acquisitions, investments, alliances and other capital needs, or to engage in other business activities that would be in our best interest.

Our stock ownership is highly concentrated, and as a result, Boise Cascade may influence our affairs significantly.

At the time of the Acquisition, Boise Cascade Holdings, L.L.C. (“Boise Cascade Holdings”) owned approximately 49% of our common stock and continued to own approximately 49% at December 31, 2008. As a result, Boise Cascade Holdings has significant representation on our board of directors and will have the voting power to significantly influence our policies, business and affairs, and will also have the ability to influence the outcome of any corporate transaction or other matter, including mergers, consolidations and the sale of all or substantially all of our assets. This concentration in control may have the effect of delaying, deterring or preventing a change of control that otherwise could result in a premium in the price of our common stock.

In addition, as long as the holders of Boise Registrable Securities (as such term is defined in the Investor Rights Agreement dated February 22, 2008, entered into by and among us, Boise Cascade and other stockholders named therein (the “Investor Rights Agreement”) in connection with the Acquisition) control 33% or more of our common stock issued to Boise Cascade at the closing, we will be subject to restrictions on our business activities pursuant to the terms of the Investor Rights Agreement. More specifically, for so long as the 33% ownership threshold is met or exceeded, the Investor Rights Agreement will restrict us from conducting specified activities or taking specified actions

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without the affirmative written consent of the holders of a majority of the Boise Registrable Securities then outstanding. The restricted activities include, without limitation, making distributions on our equity securities, redemptions, purchases or acquisitions of our equity securities, issuances or sales of equity securities or securities exchangeable or convertible for equity securities, issuing debt or convertible/exchangeable debt securities, making loans, advances or guarantees, mergers and/or acquisitions, asset sales, liquidations, recapitalizations, non-ordinary business activities, making changes to our organizational documents, making changes to arrangements with our officers, directors, employees and other related persons, incurrence of indebtedness for borrowed money or capital leases above specified thresholds and consummating the sale of the Company. Additionally, pursuant to affirmative covenants under the Investor Rights Agreement (and subject to the same 33% ownership threshold), unless the holders of a majority of the Boise Registrable Securities then outstanding have otherwise consented in writing, we are required to perform specified activities, including, without limitation, preservation of our corporate existence and material licenses, authorizations and permits necessary to the conduct of our business, maintenance of our material properties, discharge of certain statutory liens, performance under material contracts, compliance with applicable laws and regulations, preservation of adequate insurance coverage and maintenance of proper books of record and account.

Registration rights held by Boise Cascade and certain of our stockholders may have an adverse effect on the market price of our common stock.

The Investor Rights Agreement provides for registration rights with respect to: (1) Aldabra Registrable Securities (as such term is defined in the Investor Rights Agreement); (2) the Boise Registrable Securities; and (3) shares held by other of our stockholders party to the Investor Rights Agreement (the “Other Registrable Securities”).

Additionally, whenever (i) we propose to register any of our securities under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) the method we select would permit the registration of registrable securities, holders of Aldabra Registrable Securities, the Boise Registrable Securities or Other Registrable Securities have the right to request the inclusion of their registrable securities in such registration.

At December 31, 2008, holders of approximately 48,460,874 shares had registration rights. On February 19, 2009, we received a demand to register the remaining shares subject to registration rights. Upon effectiveness of the registration statement of which this prospectus is a part all of our shares will have been registered. The resale of these shares in the public market upon exercise of the registration rights described above could adversely affect the market price of our common stock or affect our ability to raise additional equity capital.

Delaware law and our amended and restated charter documents may impede or discourage a takeover that our stockholders may consider favorable.

Our amended and restated charter has provisions that may deter, delay or prevent a third party from acquiring us. These provisions include:

•	limitations on the ability of stockholders to amend our charter documents, including, but not limited to, stockholder supermajority voting requirements;

•

the inability of stockholders to act by written consent or to call special meetings after such time as Boise Cascade owns less than 25% of the voting power of our common stock entitled to vote generally in the election of directors;

•	a classified board of directors with staggered three-year terms; and

•

the authority of our board of directors to issue, without stockholder approval, up to 1,000,000 shares of preferred stock with such terms as the board of directors may determine and to issue additional shares of our common stock.

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These provisions could have the effect of delaying, deferring or preventing a change in control, discourage others from making tender offers for our shares and lowering the market price of our stock or impeding the ability of our stockholders to change our management, even if such changes would be beneficial to our stockholders.

Our stockholders may not receive dividends because of restrictions in our senior secured credit facilities, Delaware law and state regulatory requirements.

Our ability to pay dividends is restricted by our senior secured credit facilities, as well as Delaware law and state regulatory authorities. Under Delaware law, our board of directors may not authorize payment of a dividend unless it is either paid out of our capital surplus, as calculated in accordance with the Delaware General Corporation Law, or, if we do not have a surplus, it is paid out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. To the extent we do not have adequate surplus or net profits, we will be prohibited from paying dividends.

Risks Related to Our Business

The paper industry is cyclical. Fluctuations in the prices of and the demand for our products could result in smaller profit margins and lower sales volumes.

Historically, economic and market shifts, fluctuations in capacity, and changes in foreign currency exchange rates have created cyclical changes in prices, sales volumes, and margins for our products. The length and magnitude of industry cycles have varied over time and by product but generally reflect changes in macroeconomic conditions and levels of industry capacity. Most of our paper products, including our cut-size office paper, containerboard, and newsprint, are commodities that are widely available from other producers. Even our noncommodity products, such as premium papers, are affected by commodity prices since the prices of these grades are often tied to commodity prices. Commodity products have few distinguishing qualities from producer to producer, and as a result, competition for these products is based primarily on price, which is determined by supply relative to demand.

The overall levels of demand for the commodity products we make and distribute, and consequently our sales and profitability, reflect fluctuations in levels of end-user demand, which depend in large part on general macroeconomic conditions in North America and regional economic conditions in our markets, as well as foreign currency exchange rates. For example, demand for our paper products fluctuates with levels of employment, the state of durable and nondurable goods industries, and prevailing levels of advertising and print circulation. In recent years, particularly since 2000, demand for some grades of paper has decreased as electronic transmission and document storage alternatives have become more prevalent. Newsprint demand in North America has been in decline for decades as electronic media has increasingly displaced paper as a medium for information and communication.

Industry supply of commodity paper products is also subject to fluctuation, as changing industry conditions can influence producers to idle or permanently close individual machines or entire mills. In addition, to avoid substantial cash costs in connection with idling or closing a mill, some producers will choose to continue to operate at a loss, sometimes even a cash loss, which could prolong weak pricing environments due to oversupply. Oversupply in these markets can also result from producers introducing new capacity in response to favorable short-term pricing trends.

Industry supply of commodity paper products is also influenced by overseas production capacity, which has grown in recent years and is expected to continue to grow. A weak U.S. dollar tends to mitigate the levels of imports, while a strong U.S. dollar tends to increase imports of commodity paper products from overseas, putting downward pressure on prices.

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Prices for all of our products are driven by many factors outside our control, and we have little influence over the timing and extent of price changes, which are often volatile. Market conditions beyond our control determine the prices for our commodity products, and as a result, the price for any one or more of these products may fall below our cash production costs, requiring us to either incur short-term losses on product sales or cease production at one or more of our manufacturing facilities. From time to time, we have taken downtime (or slowed production) at some of our mills to balance our production with the market demand for our products, and we may continue to do so in the future. Some of our competitors may also close or reduce production at their operating facilities, some of which could reopen and increase production capacity. This could result in a supply and demand imbalance and cause prices to fall. Therefore, our ability to achieve acceptable operating performance and margins is principally dependent on (i) managing our cost structure, (ii) managing changes in raw materials prices, which represent a large component of our operating costs and fluctuate based upon factors beyond our control, and (iii) general conditions in the paper market. If the prices of our products decline or if our raw material costs increase, it could have a material adverse effect on our business, financial condition, and results of operations.

We face strong competition in our markets.

The paper and packaging and newsprint industry is highly competitive, and we face competition from numerous competitors, domestic as well as foreign. Some of our competitors are large, vertically integrated companies that have greater financial and other resources, greater manufacturing economies of scale, greater energy self-sufficiency, and/or lower operating costs, compared with our company. Because of ongoing consolidation in our industry, many of our competitors have become larger, and this trend may continue in the future. Many of our competitors have greater financial resources than do we, and therefore, more of their cash will be available for business purposes other than debt service. As a result, we may be unable to compete with other companies in the market during the various stages of the business cycle and particularly during any downturns. Some of the factors that may adversely affect our ability to compete in the markets in which we participate include the entry of new competitors (including foreign producers) into the markets we serve, our competitors’ pricing strategies, our failure to anticipate and respond to changing customer preferences, and our inability to maintain the cost efficiency of our facilities.

Conditions in the global capital and credit markets and the economy in general may have a material adverse effect on our business, results of operations and financial position.

The global credit and capital markets are undergoing a period of unprecedented volatility and disruption and the global economy is experiencing a recession. Our results of operations and financial position could be affected materially by adverse changes in the global capital and credit markets and the economy in general, in both the U.S. and elsewhere around the world. Economic conditions may also adversely affect the ability of our lenders, customers, and suppliers to continue to conduct their businesses or may affect our ability to operate our production facilities in an economical manner.

Recent concerns over declining consumer and business confidence, the availability and cost of credit, reduced consumer spending and business investment, the volatility and strength of the capital and credit markets, and inflation all affect the business and economic environment and, ultimately, the profitability of our business. Economic downturns characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending typically result in decreased demand for our products. These conditions are beyond our control and may have a significant impact on our business, results of operations, cash flows and financial position.

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Our manufacturing businesses may have difficulty obtaining logs and fiber at favorable prices or at all.

Wood fiber is our principal raw material, accounting for approximately 29% and 15% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, for the year ended December 31, 2008. Wood fiber is a commodity, and prices have historically been cyclical. In addition, availability of wood fiber is often negatively affected if demand for building products declines, since wood fiber, including wood chips, sawdust, and shavings, is a byproduct in the manufacture of building products. Wood fiber for our paper mills in the Northwest comes predominantly from building products manufacturing plants. Because of the decline in the housing markets and new construction, a significant number of Northwest building products manufacturing plants have been curtailed and closed. These curtailments affect the availability and price of wood fiber in the region and, in turn, affect the operating and financial performance of our Northwest paper mills. The cost and availability of fiber was a contributing factor in our decision to restructure our St. Helens paper mill. In many cases, we are unable to increase product prices in response to increased wood fiber costs, depending on other factors affecting the demand or supply of paper. Further, severe or sustained shortages of fiber could cause us to curtail our own operations, resulting in material and adverse effects on our sales and profitability.

Future domestic or foreign legislation and litigation concerning the use of timberlands, the protection of endangered species, the promotion of forest health, and the response to, and prevention of, catastrophic wildfires can also affect log and fiber supply. Availability of harvested logs and fiber may be further limited by fire, insect infestation, disease, ice storms, windstorms, hurricanes, flooding, and other natural and man-made causes, thereby reducing supply and increasing prices. In addition, since a number of our manufacturing facilities use wood-based biomass as an alternative energy source, an increase in wood fiber costs or a reduction in availability can increase the price of, or reduce the total usage of, biomass, which could result in higher energy costs.

Increases in the cost of our purchased energy or chemicals would lead to higher manufacturing costs, thereby reducing our margins.

Energy is one of our most significant costs, and it accounted for approximately 16% and 15% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, for the year ended December 31, 2008. Energy prices, particularly for electricity, natural gas, and fuel oil, have been volatile in recent years. These fluctuations affect our manufacturing costs and contribute to earnings volatility. We have some flexibility to switch between fuel sources; however, we have significant exposure to natural gas, fuel oil, and biomass (hog fuel) price increases. Increased demand for these fuels (which could be driven by cold weather) or supply constraints could drive prices higher. The electricity rates charged to us are affected by the increase in natural gas prices, although the degree of impact depends on each utility’s mix of energy resources and the relevant regulatory situation.

Other raw materials we use include various chemical compounds, such as precipitated calcium carbonate, sodium chlorate, sodium hydroxide, and dyes. Purchases of chemicals accounted for approximately 15% and 6% of the aggregate amount of materials, labor, and other operating expenses, including fiber costs, for our paper and packaging segments, respectively, for the year ended December 31, 2008. The costs of these chemicals have been volatile historically and are influenced by capacity utilization, energy prices, and other factors beyond our control.

For our products, the relationship between industry supply and demand, rather than changes in the cost of raw materials, determines our ability to increase prices. Consequently, we may be unable to pass increases in our operating costs to our customers in the short term. Any sustained increase in chemical or energy prices would reduce our operating margins and potentially require us to limit or cease operations of one or more of our machines or facilities.

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Some of our paper products are vulnerable to long-term declines in demand due to competing technologies or materials.

Our uncoated free sheet papers and newsprint compete with electronic data transmission, document storage alternatives, and paper grades we do not produce. Increasing shifts to these alternatives and increasing use of the Internet have had and are likely to continue to have an adverse effect on traditional print media and paper usage. Neither the timing nor the extent of this shift can be predicted with certainty. Because of these trends, demand for paper products may shift from one grade of paper to another or be eliminated altogether. For example, demand for newsprint has declined and may continue to decline as newspapers are replaced with electronic media, and demand for our uncoated free sheet paper for use in preprinted forms has declined and may continue to decline as the use of desktop publishing and on-demand printing continues to displace traditional forms. Demand for our containerboard may decline as corrugated paper packaging may be replaced with other packaging materials, such as plastic. Any substantial shift in demand from our products to competing technologies or materials could result in a material decrease in sales of our products, which could cause us to curtail or shut down production capacity. Curtailments or shutdowns could result in asset write-downs and additional costs at the affected facilities, negatively affecting our results of operations and financial condition.

A material disruption at one of our manufacturing facilities could prevent us from meeting customer demand, reduce our sales, and/or negatively affect our net income.

Any of our manufacturing facilities, or any of our machines within an otherwise operational facility, could cease operations unexpectedly due to a number of events, including:

•	maintenance outages;

•	prolonged power failures;

•	an equipment failure;

•	disruption in the supply of raw materials, such as wood fiber, energy or chemicals;

•	a chemical spill or release;

•	closure because of environmental-related concerns;

•	explosion of a boiler;

•	the effect of a drought or reduced rainfall on our water supply;

•	disruptions in the transportation infrastructure, including roads, bridges, railroad tracks, and tunnels;

•	fires, floods, earthquakes, hurricanes, or other catastrophes;

•	terrorism or threats of terrorism;

•	labor difficulties; or

•	other operational problems.

For example, in the fall of 2008, we incurred approximately $5.5 million in lost production and costs incurred in shutting down and restarting our DeRidder, Louisiana, mill as a result of Hurricanes Gustav and Ike. Similar future events may cause shutdowns, which may result in downtime and/or cause damage to our facilities. Any such downtime or facility damage could prevent us from meeting customer demand for our products and/or require us to make unplanned capital expenditures. If our machines or facilities were to incur significant downtime, our ability to meet our production capacity targets and satisfy customer requirements would be impaired, resulting in lower sales and net income.

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Our operations require substantial capital, and we may not have adequate capital resources to provide for all of our capital requirements.

Our businesses are capital-intensive, and we regularly incur capital expenditures to maintain our equipment, increase our operating efficiency, and comply with environmental laws. In addition, significant amounts of capital are required to modify our equipment to produce alternative or additional products or to make significant improvements in the characteristics of our current products. On a combined basis, during the year ended December 31, 2008, our total capital expenditures, excluding acquisitions, were $100.8 million. We expect to spend approximately $75 million to $85 million on capital expenditures for 2009. Our capital expenditures are expected to be between $90 million and $120 million annually over the next five years, excluding acquisitions.

If we require funds for operating needs and capital expenditures beyond those generated from operations, we may not be able to obtain them on favorable terms or at all. In addition, our debt service obligations will reduce our available cash flows. If we cannot maintain or upgrade our equipment as we require or ensure environmental compliance, we could be required to cease or curtail some of our manufacturing operations or we may become unable to manufacture products that can compete effectively in one or more of our markets.

We depend on a small number of customers for a significant portion of our business.

Our largest customer, OfficeMax, accounted for approximately 24% of our total sales in 2008. Pursuant to a 2004 paper supply contract that remained in place after the Acquisition, OfficeMax is required to purchase its North American requirements for office papers from us. If OfficeMax was unable to pay, our financial performance could be affected significantly and negatively. Any significant deterioration in the financial condition of OfficeMax or a significant change in its business that would affect its willingness to continue to purchase our products could have a material adverse effect on our business, financial condition, and results of operations.

Our recent decision to terminate our newsprint marketing arrangement with ACSC (Abitibi Consolidated Sales Corporation) and sell newsprint on our own may adversely affect our financial results.

Until late February 2009, we marketed our newsprint through Abitibi Consolidated Sales Corporation (ACSC), an indirect subsidiary of AbitibiBowater Inc., pursuant to an arrangement whereby ACSC purchased all of the newsprint we produce. In late February 2009, we terminated our arrangement with ACSC and began selling our newsprint production through our own sales personnel. Our re-entry into this market requires us to effectively adapt our business to support this sales function, which includes hiring sales personnel and adjusting our business systems to support this sales function. It will also require us to establish new customer relationships in a market with declining demand. If we are unsuccessful in establishing these customer relationships, adapting our business systems, or competing effectively in this market, our sales revenues, pricing margins, and financial performance will be affected negatively.

We are subject to significant environmental regulation and environmental compliance expenditures, as well as other potential environmental liabilities.

We are subject to a wide range of general and industry-specific environmental laws and regulations, particularly with respect to air emissions, wastewater discharges, solid and hazardous waste management, and site remediation. If we fail to comply with applicable environmental laws and regulations, we may face civil or criminal fines, penalties, or enforcement actions, including orders limiting our operations or requiring corrective measures, installation of pollution control equipment, or other remedial actions.

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We anticipate that environmental regulation of our operations will continue to become more burdensome and that we will continue to incur significant capital and operating expenditures in order to maintain compliance with applicable environmental laws and regulations. For example, we may be affected if laws concerning climate change are enacted that regulate greenhouse gas (GHG) emissions. Such laws require buying allowances for mill GHG emissions or cause expenditure of capital to reduce GHG emissions. Because environmental regulations are not consistent worldwide, our ability to compete in the world marketplace may be adversely affected by capital and operating expenditures for environmental compliance.

As an owner and operator of real estate, we may be liable under environmental laws for cleanup and other damages (including tort liability) resulting from releases of hazardous substances on or from our properties. We may have liability under these laws whether or not we knew of, or were responsible for, the presence of these substances on our property, and in some cases, our liability may not be limited to the value of the property.

On a combined basis during the year ended December 31, 2008, capital expenditures for environmental compliance were $1.4 million. We expect to incur approximately $3 million of capital expenditures for environmental compliance for 2009. Enactment of new environmental laws or regulations or changes in existing laws or regulations might require significant, additional expenditures. We may be unable to generate funds or other sources of liquidity and capital to fund unforeseen environmental liabilities or expenditures.

Labor disruptions or increased labor costs could adversely affect our business.

While we believe we have good labor relations and have established staggered labor contracts for each of our five paper mills to minimize potential disruptions in the event of a labor dispute, we could experience a material labor disruption or significantly increased labor costs at one or more of our facilities, either in the course of negotiations of a labor agreement or otherwise. Either of these situations could result in increased costs or prevent us from meeting customer demand, thereby reducing our sales and profitability. As of January 31, 2009, we had approximately 4,350 employees. Approximately 2,570, or 59%, of these employees work pursuant to collective bargaining agreements. In the first quarter of 2009, we will start negotiating the labor contract at our packaging plant in Salem, Oregon (92 employees represented by the Association of Western Pulp & Paper Workers) which expired in December 2008, and the contract at our paper mill in Wallula, Washington (332 employees represented by the AWPPW) which expires mid-March 2009. Some of our customers are also unionized. Strikes, lockouts, or other work stoppage or slow-downs involving our customers or suppliers could have a material adverse effect on us.

We have significant obligations for pension and post-employment benefits.

In December 2008, we enacted a freeze on our defined pension plan for salaried employees (Salaried Plan); however, we continue to maintain defined benefit pension plans for our union employees. Despite the freeze of the salaried plan, we will continue to have significant obligations for pension and other postemployment benefits that could require future funding beyond that which we have funded in the past or which we currently anticipate.

Pension funding requirements depend in part on returns on plan assets. As of December 31, 2008, our pension assets had a market value of $248 million, compared with $324 million as of February 22, 2008, the date we assumed the obligation for these plans. Assuming a rate of return on plan assets of 7.25% in 2009 and 2010, we estimate that we would be required to contribute $4.1 million in 2009 and approximately $38 million in 2010, which includes the impact of the pension plan freeze. The amount of required contributions will depend, among other things, on actual returns

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on plan assets, changes in our plan asset return assumptions, changes in interest rates that affect our discount rate assumptions, changes in pension funding requirement laws, and modifications to our plans. Our estimates may change materially depending upon the impact of these and other factors. Recent declines in the global equity markets may require us to make larger than anticipated contributions to our pension plans.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the 13,922,772 shares of common stock registered hereunder.

SELLING SHAREHOLDERS

Pursuant to Section 1(c) of the Investor Rights Agreement, the Aldabra Majority Holders (as defined in the Investor Rights Agreement) are entitled to request an unlimited number of Short-Form Registrations (as defined in the Investor Rights Agreement). Pursuant to a demand letter, dated February 19, 2009, from the Aldabra Majority Holders to us, the Aldabra Majority Holders requested that we register all of the shares of our common stock, including the shares of our common stock issuable upon the exercise of the insider warrants, beneficially owned by the shareholders set forth on an attachment to such demand letter (the “Terrapin Shareholders”).

The following table sets forth the number of shares beneficially owned by the Terrapin Shareholders, including the shares of our common stock issuable upon the exercise of the insider warrants beneficially owned by the Terrapin Shareholders. The selling shareholders are not making any representation that any shares of common stock covered by this prospectus will be offered for sale. The selling shareholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares of common stock. The following table assumes that all of the shares of our common stock being registered pursuant to this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock Beneficially Owned			Number of Shares of Registered Common Stock Being Offered		Shares of Common Stock to be Beneficially Owned after the Offering
Name of Selling Shareholder	Number		Percentage			Number	Percentage
Nathan D. Leight	4,693,788	(1)	5.77%	4,654,788	(2)	39,000	*
Jason G. Weiss Revocable Trust(3)	3,642,366	(3)	4.48%	3,642,366	(3)	0	*
Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000(4)	2,824,066		3.54%	2,824,066		0	*
Leight Family 1998 Irrevocable Trust	1,724,944		2.16%	1,724,944		0	*
Sanjay Arora	580,337		*	578,337		2,000	*
Terrapin Partners Employee Partnership(5)	188,100	(5)	*	188,100	(5)	0	*
Richard Rogel	179,400		*	45,000		134,400	*
Guy Barudin	160,171		*	155,171		5,000	*
Carl A. Albert Trust(6)	130,000		*	45,000		85,000	*
Jonathan W. Berger(7)	103,600	(7)	*	45,000		58,600	*
Sheli Rosenberg	10,000		*	10,000		0	*
Peter Deutsch	10,000		*	10,000		0	*

*	Less than 1%.

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(1)	The 4,693,788 shares beneficially owned by Nathan D. Leight consist of (i) 3,154,788 outstanding shares of our common stock; (ii) 1,500,000 shares of our common stock issuable upon the exercise of the insider warrants beneficially owned by Nathan Leight; (iii) 36,100 shares representing Mr. Leight’s 2008 restricted stock award, which vested in full on March 2, 2009; and (iv) 2,900 shares of our common stock issuable upon the exercise of additional warrants beneficially owned by Mr. Leight. These shares do not include the 1,724,044 shares listed in the table above held by the Leight Family 1998 Irrevocable Trust. Mr. Leight, his wife, Elizabeth Leight, and their children are the grantor, trustee and beneficiaries, respectively, of the Leight Family 1998 Irrevocable Trust. Mr. Leight has served as a director of our Company since its inception and serves as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement. He had been Aldabra 2 Acquisition Corp.’s chairman of the board since its inception. Mr. Leight is the cousin of Jonathan W. Berger.

(2)	The 4,654,788 shares being registered for possible resale by Nathan G. Leight consist of (i) 3,154,788 outstanding shares of our common stock; and (ii) 1,500,000 shares of our common stock issuable upon the exercise of the insider warrants beneficially owned by Mr. Leight.

(3)	The 3,642,366 shares beneficially owned by the Jason G. Weiss Revocable Trust consist of (i) 2,142,366 outstanding shares of our common stock; and (ii) 1,500,000 shares of our common stock issuable upon the exercise of the insider warrants beneficially owned by the Jason G. Weiss Revocable Trust. Jason G. Weiss serves as a trustee and is a beneficiary of the Jason G. Weiss Revocable Trust. Mr. Weiss has served as a director of our Company since its inception and serves as a designee of the Aldabra Majority Holders (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement. He had been Aldabra 2 Acquisition Corp.’s chief executive officer, secretary, and a member of that company’s board of directors since its inception.

(4)	The children of Mr. Weiss are the beneficiaries of the Murray Sprung Trustee Weiss Family Trust U/A DTD 8/7/2000.

(5)	The beneficial ownership shown for Terrapin Partners Employee Partnership reflects the beneficial ownership of the recipients of shares of our common stock initially held by, and distributed out of, the Terrapin Partners Employee Partnership to such persons.

(6)	Carl A. Albert is a trustee of the Carl A. Albert Trust. Mr. Albert has served as the chairman of the board of our Company since the Acquisition. Prior to the Acquisition, Mr. Albert had been a member of Aldabra 2 Acquisition Corp.’s board of directors since its inception. Mr. Albert is the beneficial owner of 261,000 shares of our common stock. The 261,000 shares beneficially owned by Mr. Albert are held as follows: (i) 96,200 are held directly (these shares represent Mr. Albert’s 2008 restricted stock award, which vested in full on March 2, 2009); (ii) 130,000 shares are held by the Carl A. Albert Trust; (iii) 23,800 shares are held by the Albert-Schaefer Trust; and (iv) 11,000 shares are held by the Elisa Tamar Albert Trust.

(7)	The 103,600 shares beneficially owned by Jonathan W. Berger consist of (i) 93,600 outstanding shares of our common stock; and (ii) 10,000 shares of our common stock issuable upon exercise of warrants beneficially owned by Mr. Berger. Mr. Berger has served as a director of our Company since its inception. Mr. Berger is the cousin of Nathan D. Leight.

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PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on the NYSE or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Subject to compliance with applicable law, the selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker- dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling shareholders may pledge their shares to their broker-dealers under the margin provisions of customer agreements. If a selling shareholder defaults on a margin loan, the broker-dealer may, from time to time, offer and sell the pledged shares. The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Act, the Securities Exchange Act of 1934, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling shareholders or any other person, which limitations may affect the marketability of the shares.

Upon our being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of the selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

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(v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling shareholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

To our knowledge, no selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

We are required to pay all fees and expenses incident to the registration of shares of our common stock pursuant to the Investor Rights Agreement. We have agreed to indemnify the selling shareholders party to the Investor Rights Agreement against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Karen E. Gowland, Vice President, General Counsel and Secretary of the Company, acted as counsel in connection with the offering of our securities under the Securities Act, and as such, passed upon the validity of the securities offered in this prospectus.

EXPERTS

The consolidated financial statements of Boise Inc. as of December 31, 2008, and for the year ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The financial statements of Boise Inc. at December 31, 2007 incorporated herein by reference from our Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as stated in their report referenced therein. The financial statements and the report of McGladrey & Pullen, LLP are included in reliance upon their report given upon the authority of McGladrey & Pullen, LLP as experts in auditing and accounting.

The consolidated financial statements of BPP as of December 31, 2007, and for the period from January 1, 2008 through February 21, 2008, and for each of the years in the two-year period ended December 31, 2007, have been incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2008 in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

Under the Securities Exchange Act of 1934, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3, which includes exhibits, schedules and amendments, under the Securities Act, with respect to the offering of our securities. Parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and the offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-3 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

The Company’s Internet address is http://boiseinc.com. We make available on or through our investor relations page on our website, free of charge, our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and beneficial ownership reports on Forms 3, 4, and 5 and amendments to those reports as soon as reasonably practicable after this material is electronically filed or furnished to the SEC.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. Accordingly, we incorporate by reference the following documents or information filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we filed with the SEC on February 24, 2009; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 13, 2007.

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this at no cost to the requestor upon written or telephonic request addressed to:

Boise Inc.

1111 West Jefferson Street, Suite 200

Boise, ID 83702-5388

Attn: Secretary

(208) 384-7000

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17,000,000 Shares

Boise Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner: Goldman, Sachs & Co.	Co-Lead Manager: Lazard Capital Markets

Co-Managers:
Wells Fargo Securities	Sterne Agee

The contents of our Prospectus Supplement are printed on 27 lb. Boise® Smooth Lightweight Opaque Offset paper produced by Boise’s papermakers at our St. Helens, Oregon, mill.

Boise® is a trademark of Boise Cascade, L.L.C., or its affiliates.